As filed with the Securities and Exchange Commission on September 8 , 2021

                                                                                                      Registration No. 333-256224

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GZ6G TECHNOLOGIES CORP
(Exact name of registrant as specified in its charter)

Nevada	7375	20-0452700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GZ6G Technologies Corp.
8925 West Post Road, Suite 102
Las Vegas, Nevada 89148
(949) 872-1965
(Name, Address, including zip code, and telephone and facsimile number, including area code, of registrants’ principal executive offices)

Copy to:

Sharon Mitchell
SD Mitchell & Associates, PLC
829 Harcourt Rd.
Grosse Pointe Park, MI 48230
(248) 515-6035
(Name, Address, including zip code, and telephone number,
including area code, of agent of service)

Approximate date of commencement sales to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1) (2)
Common Stock, $0.001 par value per share	16,666,667	$0.30	$5,000,000	$545.50
Common Stock, $0.001 par value per share, selling stockholders (3)	3,589,744	$0.195	$700,000	$76.37
Total	20,256,411		$5,700,000	$621.87

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act of 1933.
(2)	Based on the calculation of multiplying the aggregate offering amount by $0.0001091
(3)
The Company has already received the proceeds from the selling stockholders in full as at the date of this Offering. Although shares have not yet been issued to eSilkroad Network Ltd., we are registering them in anticipation of conversion of the Notes issued under the Loan Treaty entered into with eSilkroad and the amount of funds eSilkroad has provided to date.  Under the loan treaty, eSilkroad is to provide Five Hundred Thousand Dollars ($500,000) more to the Company.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted

Subject to Completion, Dated September 8 , 2021

PROSPECTUS
GZ6G Technologies Corp.
16,666,667 Shares of Common Stock
3,589,744 Shares by Selling Shareholder

This is the initial offering of Common Stock of GZ6G Technologies Corp. We are offering for sale a total of 16,666,667 shares of Common Stock at a fixed price of $0.30 per share for the duration of the Offering (the “Offering”) and we are registering a total of 3,589,744 shares of Common Stock for certain Selling Shareholders with respect to proceeds of $700,000 received in full under the terms of a Loan Treaty Agreement prior to this Offering. There is no minimum number of shares that must be sold by us for the Offering to be completed, and we will retain the proceeds from the sale of any of the offered shares, which are sold.

We are offering a total of 16,666,667 Common Shares for sale at a fixed price of $0.30 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days. If all of the shares offered by us are purchased, pursuant to the Equity Purchase Agreement, the gross proceeds to us will be $5,000,000.   All funds raised hereunder will become immediately available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein. Because the offering has no set minimum, we may fail to raise enough capital to fund our intended operations.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)(1)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)(1)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)(1)
Common Stock	$0.30	Not Applicable	$5,000,000.00	$3,750,000.00	$2,500,000.00
Common Stock(2)	$0.195	Not Applicable	$700,000	$700,000	$700,000
Total	$0.30	Not Applicable	$5,700,000.00	$4,450,000.00	$3,200,000.00
(1)	Offering expenses expected to be $80,000 will be borne by the Company and not deducted from Gross proceeds.
(2)
The Company has already received these proceeds from the selling stockholders in full as at the date of this Offering. Although shares have not yet been issued to eSilkroad Network Ltd., we are registering them in anticipation of conversion of the Notes issued under the Loan Treaty entered into with eSilkroad and the amount of funds eSilkroad has provided to date.  Under the loan treaty, eSilkroad is to provide Five Hundred Thousand Dollars ($500,000) more to the Company.

Our Company is a controlled company as our sole officer and a member of our board of directors owns 100% of our Series B preferred stock and has majority voting rights.

Our independent registered public accountant has issued an audit opinion for the period ended December 31, 2020, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

Our shares are currently trading on the OTC Pink Market.

You should rely only on the information contained in this prospectus.  We have not authorized any persons to provide you with information different from that contained in this prospectus.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  We are a smaller reporting company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we may take advantage of reduced reporting burdens.  Investing in our common stock involves risk.  Please see “Risk Factors” beginning on page 9.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHEIR THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until April 30, 2022, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, the prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. The summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

GZ6G Technologies Corp Mission

Our mission is to be one of the industry’s most innovative and trusted 5G & Wi-Fi 6 and beyond enterprise smart technology solutions providers globally.  Enabling enterprise technology and expertise consulting together to build smarter cities and venues of the future. Staff enterprise smart solutions consultants to provide a comprehensive and consolidated group of technology services to expedite enterprise client decisions, billing and support under one company and its divisions. Acquire industry supporting core business models that supports growth and scalability, while providing exceptional customer support for all stakeholders at the enterprise level.

GZ6G expects to be the operating parent company to all its divisions and subsidiaries leveraging the purchasing power to reduce operational expenses while improving overall benefits throughout the organization.

Expanding GZ6G Subsidiaries and Divisions to focus on 4 core areas of expertise to support Enterprise smart solutions:  1. Wireless networking, security managed services; 2. Data Center Services; 3. IOT software development; 4. Marketing, advertising, sponsorship services.  We expect each subsidiary or division to operate on its own until GZ6G requires the expertise to fulfill all or part of GZ6G technologies enterprise smart solutions products and services as required by contracts.
As a smart technology solutions provider our overall mission is to enhance wireless network capabilities for high-density locations, incorporating next generation wireless networks to meet future wireless speeds such as WiFi 6 and 5G, improve in venue monetization solutions to help venue owners expedite infrastructure technologies, innovate reliable in venue mobile application, integrated Internet of Things (IoT) as the industry evolves that provides venue specific artificial intelligence data insights to enhance user engagement and experience.
GZ6G will provide infrastructure, data management, software development, and cyber security to its clients (hereinafter, also referred to as “Venues”).

Green Zebra Smart Networks (GZSN) Division Overview

GZ6G Technologies Corp (GZ6G), offers enterprise level IT and wireless networking services to national accounts while GZSN division, located in Irvine, CA, offers local enterprise level IT and wireless network technology consulting service, business technology infrastructure strategy and planning services, as well as IT networking hardware & security cloud software products and services.  In addition, GZSN will provide businesses with monthly remote managed and monitoring service to the Orange County, California markets.

Green Zebra Smart Networks offers innovative solutions to help midsize business owners, post Covid, to upgrade, manage and provide remote work force IT technology infrastructure.  GZSN services will provide opportunities to reduce IT infrastructure costs, reduce business labor costs by offering a local IT monitoring and managed service (MSP) solution that provides remote network engineering support.

Vision
Green Zebra Smart Networks plans to open the first of three IT Wireless MSP offices.  We plan on revolutionizing the wireless managed service provider market (MSP) by focusing on the local business market that needs wireless IoT and remote network technology upgrades enabling businesses to grow with advanced security tools and network infrastructure technologies to operate their business much more efficiently with cloud technologies and resources.
Marketing
Starting July 5, 2021, we will begin aggressively advertising Green Zebra Smart Network services to small to medium size businesses that need IT infrastructure upgrades, remote networking services and cloud security solutions in Orange County, Ca. Advertising initially for lead generation through social media, email marketing, and digital marketing campaigns to drive product and service awareness to create Green Zebra Smart Networks as the IT authority in the local market.

GZSN intends to provide educational videos and blogs on cyber security technology and the benefits of having Green Zebra Smart Networks as their trusted technology advisors, to encourage businesses to become our clients.
GZ6G Sales Methods:  We intend to use the following methods to drive and increase sales:
•       Digital Marketing
•       Social Media Marketing
•       Inside Sales teams
•       Channel Partners

Revenue Model
We are unable to provide an estimated revenue for GZ6G at this time; however, we are hopeful that our Green Zebra Smart Network Irvine, California local office will begin generating revenue in recurring revenue by the middle to the end of 2022.  We are expecting to begin onboarding clients in August 2021.
Clients, when they are signed up, will incur recurring $5,000 monthly fees for IT security monitoring services and Local CCNA engineering with remote troubleshooting support capabilities and senior IT network engineers.
Additional non-recurring business revenue would be generated from IT infrastructure network Upgrades purchased from our smart solutions advisors.
The Company is not yet generating revenue and we have not yet finished executing contracts; however, we are in negotiations with two different venues that we hope to finalize by the end of December 2021 ; once these are finalized, we expect to begin installation of products; however, we will not realize revenue from these projects until mid 2022.

Future Plans
GZ6G has future plans to roll up several complementary companies in the wireless, Wi-Fi security IoT and digital marketing sectors. GZ6G is able to provide wireless and digital promotion rights for certain events including WiFi media network advertising rights and the development of smart venue wireless networks and software engagement technology products for airports, stadiums, campuses and cities in the United States and International markets.

We believe that this Offering will provide us with added flexibility to raise capital in today's financial climate. We believe that investors in today's markets demand more transparency. By our registering this Offering and becoming a reporting company, we will provide that transparency to our investors. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective (when in fact, it does become effective) we will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, unless we subsequently register our shares of Common Stock pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1943, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year.  Further, our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose, in our Form 10K, risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

We currently have limited revenues. Accordingly, our independent registered public accountants have issued an opinion expressing substantial doubt regarding our ability to continue as a going concern (please refer to the audit report to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt and equity financings to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow us to continue to grow our business operations, and to cover such costs, including professional fees, associated with being a reporting company with the Securities and Exchange Commission ("SEC"). We estimate such costs to be approximately $80,000 for the 12 months following this Offering. We have included such costs to become a publicly reporting company in our targeted expenses for working capital expenses and intend to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have received funding from eSilkroad Networks Limited (“eSilkroad”) in the form of a Loan Treaty Agreement in the amount of Four Hundred Fifty Thousand Dollars ($450,000) and a further commitment to fund another one million dollars over a period of ninety (90) business days in tranches of $250,000, the first of which was received on April 29, 2021.  The Loan Treaty Agreement provides that funding received is convertible into shares of the Common Stock of the Company at $0.195 per share and we are registering a total of 3,589,744 shares for total proceeds of $700,000 received from eSilkroad as part of this Registration Statement. We have not received any further firm commitments or indications from any family, friends or business acquaintances regarding any potential investments in us.

Our current cash and working capital is not sufficient to cover our current estimated expenses for our planned growth over the next 12 months, including; growing our engineering and marketing team, as well as our sales team; adding key technical software developers, and launching meaningful marketing awareness. However, we do expect that the funds we have received thus far, will allow us to continue our plans for the next nine months.  Our estimated expenses also include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months, in order to initiate our marketing and anticipated growth. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from the offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of the Offering. Assuming we generate only nominal revenues, we will require additional financing to fund our operations during the twelve-month period following the completion of the Offering if all or substantially all of the shares offered hereby are not sold. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under the Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel we employ. These factors are directly related to the amount of proceeds we receive from the Offering, which corresponds to the number of shares we are successful in selling under the Offering (see “Use of Proceeds”). We believe we can begin generating accelerating revenues within the first three months following the successful completion of the Offering. It is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well-targeted execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

We are neither a “Shell Company” as defined in Rule 405 under the Securities Act of 1933 as amended, or a “Blank Check Company” as defined in Rule 419 (a2) under the Securities Act of 1933, as amended. We have a detailed business plan and business related assets and have no present plans or intentions to engage in a merger or acquisition with an identified company or companies, or other entity or person.

Corporate Information

Our principal executive offices are located at 8925 West Post Road, Suite 102, Las Vegas, Nevada 89148. Our telephone number is (949) 872-1965. Our website address is http://www.GZ6G.com.  The information on, or that can be accessed through, our website is not part of this prospectus.

SUMMARY OF THE OFFERING

The Issuer	GZ6G Technologies Corp.
Number of Shares Currently Outstanding	22,793,357 Common Shares
Securities being offered
The selling stockholders identified in this prospectus may offer and sell up to 16,666,667 shares of our common stock to be sold by World Amber Corp (WAC), a Nevada corporation, pursuant to the Equity Purchase Agreement. The 16,666,667 shares of common stock registered for resale by WAC represent approximately 73% of our current issued and outstanding shares of common stock, which totals 22,793,357, as of September 8 , 2021, and will represent 39% of the fully diluted outstanding common stock assuming all 16,666,667 shares are issued under this Offering, and including 3,589,744 shares being registered for resale by selling stockholder, eSilkroad, for which the Company has received $700,000 pursuant to a Loan Treaty Agreement.. Neither Mr. Yohanan Aharon, the controlling shareholder of World Amber Corp., nor eSilkroad will hold more than 9.99% of the issued and outstanding shares of our Common Stock at any one time.

The Company has already received proceeds of $700,000 under the terms of a Loan Treaty Agreement whereunder the holders may convert such proceeds into shares of Common Stock at $0.195 per share for a total of 3,589,744 shares of common stock, which shares are being registered herein on behalf of selling stockholder eSilkroad Network Limited (“eSilkroad”), a Wyoming corporation controlled by Mr. Ruben Yakubov.  The 3,589,744 shares of common stock registered for resale by eSilkroad represent approximately 16% of our current issued and outstanding shares of common stock, which totals 22,793,357, as of September 8 , 2021, and will represent approximately 8% of the fully diluted outstanding common stock assuming all 16,666,667 shares are issued under this Offering and including 3,589,744 shares being registered for resale by selling stockholder, eSilkroad.

Offering Price	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus following the effectiveness of this Form S-1 Registration Statement, or not at all.

Public Market
We are currently traded on the OTC Pink market under the symbol GZIC.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop.

Duration of Offering	The shares are offered for a period of twelve months following effectiveness of this Registration Statement, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering
There are 5,000,001 shares of Preferred Stock issued and outstanding as of the date of this prospectus, and 22,793,357 shares of Common Stock issued and outstanding as of the date of this prospectus, 0 Stock Options granted as of the date of this prospectus, and 0 Warrants issued as of the date of this prospectus.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $80,000.

Net Proceeds to the Company
We are offering 16,666,667 shares of Common Stock, $0.001 par value at an offering price of $0.30 per Share for maximum net proceeds to the Company of $5,000,000 if all the shares are sold. Offering costs expected to be $80,000 will be borne by the Company and not deducted from Gross proceeds. The full subscription price on sale of each share of Common Stock will be payable at the time of subscription and any such funds received from investors in this Offering will be released to the Company when subscriptions are received and accepted. We are also registering a total of 3,589,744 shares of Common Stock issuable in connection with proceeds received by the Company prior to the date of the Offering under the terms of a Loan Treaty Agreement totaling $700,000 which are convertible into shares of Common Stock at $0.195 per share.

Use of Proceeds
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, WAC and eSilkroad. However, we will receive proceeds from our initial sale of shares to WAC pursuant to the Equity Purchase Agreement. Proceeds of $700,000 have been received prior to the date of this Offering from eSilkroad. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, related insufficient cash flows and resulting illiquidity, our inability to expand our business, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned “Risk Factors” and elsewhere in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING
Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the World Amber Corp (WAC) Equity Purchase Agreement as well as from the  issuance of shares under a Convertible Note agreement with eSilkroad.
The sale of our common stock to WAC in accordance with the Equity Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. Additionally, the issuance of common stock pursuant to the Loan Treaty and subsequent convertible note(s) will have a dilutive impact on our shareholders.
The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.
WAC may not have sufficient capital to meet our Put notices.
WAC may not have sufficient capital to meet our requests. Additionally, WAC may enter into similar arrangements with different companies and if so, the amount of available funds may be significantly less than we anticipate.
We are registering an aggregate of 16,666,667 shares of common stock to be issued under the WAC Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.
We are registering an aggregate of 16,666,667 shares of common stock under the registration statement of which this prospectus forms pursuant to the WAC Equity Purchase Agreement. The sale of these shares into the public market by WAC could depress the market price of our common stock. As of September 8 , 2021, there were 22,793,357 shares of our common stock issued and outstanding.

We are registering an aggregate of 3,589,744 shares of common stock pursuant to a Loan Treaty entered into with eSilkroad Networks Limited.
We are registering an aggregate of 3,589,744 shares of common stock pursuant to the terms of a Loan Treaty entered into with eSilkroad, for which they have provided $700,000 of funds to the Company.  The sale of these shares into the public market by eSilkroad could depress the market price of our common stock.
Unless we maintain an active trading market for our securities, investors may not be able to sell their shares.
We are a reporting company and our common shares are quoted on the OTC Pink (OTC.Pink) under the symbol “GZIC”. However, our trading market may not be maintained. Failure to maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.
Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.
Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):
•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.
Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Pink (OTC.Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.
We are a start-up company with a limited operating history and may never be able to carry out our intended operations or achieve any significant revenues or profitability.  We are subject to the risks encountered by early stage companies.

Because we have a limited operating history, you should consider and evaluate our operating prospectus in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop and market our proposed products in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed, and investors may lose their entire investment.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior December 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior December 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. As at March 31, 2021, we had $414,225 cash on hand. We have generated limited revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate significant revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because William Coleman Smith, our sole officer and a director currently owns 100% of our outstanding Preferred Stock and approximately 55% of our Common Stock, investors may find that corporate decisions influenced by William Smith are inconsistent with the best interests of other stockholders.

William Coleman Smith, our Founder, Chief Executive Officer and Chairman, currently owns 100% of the outstanding shares of our Special 2018 Series A Preferred Stock, 100% of the issued and outstanding Special 2018 Series B Preferred Stock which authorizes 51% of all voting rights of all classes of shares, and 54.8% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 31.7% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, William Coleman Smith will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all, or substantially all, of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Smith may still differ from the interests of the other stockholders.

Because the Special 2018 Series A Preferred Stock issued to William Coleman Smith, provides for certain rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by William Coleman Smith are inconsistent with the best interests of other stockholders.

The Special 2018 Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Special 2018 Series A Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•	Voting Rights: The Special 2018 Series A Preferred Stock have one vote for each share owned.
•
Adverse Effects:  The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of Special 2018 Series A Preferred Stock without the written consent of the holder(s) of the Special 2018 Series A Preferred Stock.

•
Conversion: The shares of Special 2018 Series A Preferred Stock shall convert into common shares at the rate of 10 new shares for every one share of Special 2018 Series A Preferred Stock owned.  The holder of the Special 2018 Series A Preferred Stock can convert the shares into common shares at any time.

•	Dividends: The Special 2018 Series A Preferred Stock are not entitled to any dividends.
•	No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2018 Series A Preferred Stock.

These rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by William Coleman Smith are inconsistent with the best interests of other stockholders.

Because the Special 2018 Series B Preferred Stock issued to William Coleman Smith, provides for certain rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by William Coleman Smith are inconsistent with the best interests of other stockholders.

The Special 2018 Series B Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Special 2018 Series B Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•
Voting Rights: The Special 2018 Series B Preferred Stock stockholder is entitled to 51% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of the stockholders of the Corporation (and written actions of the stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

•
Adverse Effects: The Corporation cannot amend, alter, or repeal the preferences, rights, powers or other terms of the Special 2018 Series B Preferred Stock without the written consent or affirmative vote of the holder of the Special 2018 Series B Preferred Stock.

•	Dividends: The Special 2018 Series B Preferred Stock shall not be entitled to any dividends.
•	No Impairment: The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2018 Series B Preferred Stock.

These rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by William Coleman Smith are inconsistent with the best interests of other stockholders.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 500,000,000 shares of common stock and up to 10,000,001 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock or preferred stock that may be convertible into common stock, may have the effect of diluting your investment. Further, any issuance of preferred stock with voting rights, including weighted voting rights, may have the effect of limiting the voting power of holders of our common stock.

We have filed an application with the OTC to be uplisted to QB; in the event our application is denied, our business may suffer.

We have filed an application with the OTC Market to be uplisted from the Pink to the QB; in the event our application is denied, our business may suffer as we may not be able to attract additional investors in our Company and you could lose all or your entire investment.

There is substantial doubt about our ability to continue as a going concern.

We have no certainty of achieving or growing revenues in the future, and have a working capital deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what the revenues will be in future periods. As such, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Their opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in us is suitable.

You may have limited access to information regarding our business.
As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in their prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.
RISKS RELATED TO OUR BUSINESS
An information security incident, including a cybersecurity breach, could have a negative impact to the Company’s business or reputation.
The extensive information security and cybersecurity threats, which affect companies globally, pose a risk to the security and availability of these IT systems and networks, and the confidentiality, integrity, and availability of the Company’s sensitive data. The Company continually assesses these threats and makes investments to increase internal protection, detection, and response capabilities, as well as ensure the Company’s third party providers have required capabilities and controls, to address this risk. To date, the Company has not experienced any material impact to the business or operations resulting from information or cybersecurity attacks; however, because of the frequently changing attack techniques, along with the increased volume and sophistication of the attacks, there is the potential for the Company to be adversely impacted. This impact could result in reputational, competitive, operational or other business harm as well as financial costs and regulatory action. The Company maintains cybersecurity insurance in the event of an information security or cyber incident, however, the coverage may not be sufficient to cover all financial losses.
If our electronic data is compromised our business could be significantly harmed.
If our electronic data is compromised, our business could be significantly harmed.  We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, and you could lose your entire investment.
Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.
Because our services are complex and incorporate a variety of hardware, proprietary software and third-party software, our services may have errors or defects that could result in unanticipated downtime for our subscribers and harm to our reputation and our business.
A failure to keep pace with developments in technology could impair our operations or competitive position.
Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer.
The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

The pandemic involving the novel strain of coronavirus, or COVID-19, and the measures taken to combat it, may have certain and adverse effects on our business. Public health authorities and governments at local, national and international levels have announced various measures to respond to this pandemic. Some measures that directly or indirectly impact our business include:

•	voluntary or mandatory quarantines;
•	restrictions on travel; and
•	limiting gatherings of people in public places.

We have encouraged our contractors and consultants to work remotely when possible and we also have enacted our business continuity plans, including implementing procedures requiring employees to work remotely where possible which may make maintaining our normal level of corporate operations, quality controls and internal controls difficult. Moreover, the COVID-19 pandemic has caused temporary or long-term disruptions in our supply chains and/or delays in the delivery of our inventory. Further, the COVID-19 pandemic and mitigation efforts have also adversely affected our customers’ financial condition, resulting in delayed spending in the venues we serve.

Because of the pandemic, large gatherings, such as in sports venues, concert halls, and at university campuses, have been prohibited, and the need for our Company’s services have been delayed.

As events are rapidly changing, we do not know how long the COVID-19 pandemic and the measures that have been introduced to respond to it will disrupt our operations or the full extent of that disruption.  Further, once we are able to restart normal business hours and operations doing so may take time and will involve costs and uncertainty. We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our suppliers, customers and markets will persist for some time after governments ease their restrictions. These measures have negatively impacted, and may continue to impact, our business and financial condition as the responses to control COVID-19 continue.

Our Officers and Directors have limited experience running public companies past the start-up phase.

Although Mr. Smith has over 25 years of experience in running businesses, he lacks experience in running a public company; if you invest in our Company, we may not be able to stay compliant under the rules and regulations of the Securities and Exchange Commission, and you could lose your entire investment.

Our independent Directors have limited experience running public companies.

The Company appointed two independent Directors on August 6, 2021, and although they collectively have over 50 years of successful business management, neither have run a public company, and so lack the experience that independent directors in other companies may have; if you invest in our Company, these independent directors may have different ideas about running the Company and a conflict could arise between our Officer and Director Cole Smith, and you could lose your entire investment.

Key management personnel may leave us, which could adversely affect the ability of us to continue operations.

We are entirely dependent on the efforts of our sole officer and member of the board of directors William Coleman Smith, because of the time and effort that he devotes to our Company. We risk the loss of Mr. Smith, who provides day-to-day operational leadership as well as visionary leadership. He is in charge of overseeing all development strategies, supervising any/all future personnel, including the sales team, and any consultants or contractors that the Company engages to assist in developing its marketing plan. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We will seek “key person” life insurance on its key executives; however, we cannot be sure we will be able to obtain such insurance or that we will be able to afford the insurance.  Even if we can obtain key person life insurance on acceptable terms, the proceeds of the insurance may not be sufficient to truly replace the loss of the “key person”. Our success will depend on the performance of Mr. Smith, and the ability to retain, as well as attract and motivate other personnel to drive growth.

Our Directors and Executive Officers are Directors and Executive Officers of our subsidiary.

Our Directors and Executive Officers are Directors and Executive Officers of Green Zebra Media, our subsidiary. Mr. Smith is the sole director, and officer of Green Zebra Media, holding the positions of Chairman of the Board, Chief Executive Officer and Director; the interests of Green Zebra Media may require substantial dedication at times and may be detrimental to the business of the Company.  Further, Mr. Smith is Chairman of the Board, Chief Executive Officer and Director of ELOC Holding Corp; the interests of ELOC Holding may require substantial dedication at times and may be detrimental to the business of the Company.

Our Executive Officers and Directors have additional business activities and as such are not devoting all of their time to us, which may result in periodic interruptions, or business failure.

Although we do not feel there is a conflict of interest, our Founder, William Coleman Smith, is the President of our subsidiary Green Zebra Media and must balance his time between running the public company, GZ6G Technologies Corp, and the subsidiary, Green Zebra Media. While there are no set minimum hours that he is obligated to work on each of the businesses mentioned above, he spends at least 25 hours on GZ6G Technologies Corp. a week, and at least 25 hours a week on Green Zebra Media. Our operations may be such that decisions need to occur at times when Mr. Smith is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Our Independent Directors have outside interests and full-time jobs and as such may not be able to devote the amount of time necessary to successfully perform their duties as independent directors, which may result in periodic interruptions, or business failure.

Although we do not feel there is a conflict of interest, our Independent Directors will continue to work outside of the Company.  While there are no set minimum hours that they are obligated to work on the business of our Company, our operations may be such that decisions need to occur at times when they are unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

About GZ6G Technologies Corp.

GZ6G Technologies Corp. (OTC: GZIC), a wireless Internet of Things (IoT) technology holdings company, is focused on acquiring, developing and overseeing innovative wireless IoT technology companies for the emerging 5G and Wi-Fi 6 marketplaces, including target markets such as stadiums, airports, universities, and smart city projects.

The Company’s focus is on three streams of revenue: selling and installing the equipment needed for venues to provide high-speed Wi-Fi connections; maintaining the hardware needed to provide these connections; and selling ad services to monetize the traffic that goes through these venues.

One of the revenue streams GZ6G has on its agenda is monetizing the user traffic on their Wi-Fi networks by delivering hyper-targeted information, ads and offers to captive audiences in stadiums, airports, and other large venues.

Our current cash flow and access to capital compared to the fees being earned by our CEO and CFO may adversely affect our future performance and operations.

Mr. Smith’s employment agreement provides for payments of $10,000 per month. A company controlled by Mr. Smith, ELOC Holdings Corp. also has a contract with the Company for management fees of $10,000 per month. Currently, said salaries are being accrued and deferred until such time that we are in a position, as determined in the sole discretion of the Company’s Board of Directors, to begin making any such payments. However, should we begin generating meaningful revenue or raising funds hereunder, our Board of Directors may determine that such payments should be used to pay accrued and deferred salary. Any such decision would negatively affect our cash flows and would adversely affect us.

We plan on establishing a global command center to be staffed by wireless and IT engineers and support technicians managing physical hardware and software in the cloud in order to support client needs.

The command center will offer digital leaders scale and agility, speed the launch of wireless, digital services and data analytics services, and seamlessly connect customers to world class experiences.   Our wireless IT network managed services and data center initiative for clients and partners will monitor Wireless IT networks and dispatch technicians as necessary to ensure continuous functionality of our Wi-Fi networks. If we are unable to establish a global command center, we will be unable to provide the full-service support to our client base and our business could fail.

We have a short operating history in Digital Media and we may not be able to attract and keep sponsors as quickly as larger digital media companies can.

The Company has a short operating history in the Digital Media space of working with national and regional sponsors for Wi-Fi networks, and it may take a longer time to attract, and retain, sponsors than it would for a larger digital media company.

We are partly dependent on our partner network company, Lumen Technologies Corp (F/K/A CenturyLink) , and its infrastructure.

GZ6G has an approved five-year written Master Service Agreement (MSA) vendor agreement with Lumen Technologies Corp (Lumen) (F/K/A CenturyLink) wherein GZ6G will provide enterprise level smart technology sales and marketing support to help Lumen enterprise sales teams nationally.

Due to existing relationships Lumen has with Venues, Stadiums, and Smart City target markets we are partly dependent on Lumen for introduction and exposure into those target markets.  If Lumen decides it wants to sever its relationship with us, it could damage our business, as we may not be able to form the relationships and cultivate partnerships on our own, and it would be detrimental to revenue growth.

We may not be able to hire sufficient support personnel.

We will need to hire personnel for IT support, installation and network management for the Wi-Fi networks. If it is difficult to hire enough appropriate personnel, the Company may need to hire contract workers or acquire an IT staff to install and manage Wi-Fi networks. The Company will also need to hire sales personnel to address sponsors.  If we are unable to hire the appropriate support personnel, our business plan will be damaged, and our business could fail.

GZ6G Technologies will need to raise capital for product development.

We will need future funding to implement our business plan. If the Company is unsuccessful in raising sufficient funding, our business plan may not progress as planned, and our business could fail.

If we are unable to engage the number of experienced staff to run our global command center, our business may fail.

If we cannot engage the experienced staff to run our global command center and service our clients, our business may fail, and you could lose all of your investment.

We have a rapidly evolving business model and our proposed product and services could fail to attract or retain clients or generate revenue.

We have a rapidly evolving business model and are regularly exploring the development of our offerings to our proposed target venue.  This is due to the increasing speeds of internet channels and broadbands that frequently update their product information requirements, policies, merchandising strategies and integration specifications causing retailers and manufacturers to have to stay constantly up to speed and revise their online business strategies, product listings and attributes, and business rules, which can be resource-intensive and time-consuming.  GZ6G will need to maintain its position in keeping up, and surpassing, other Internet companies with regard to speed and technology. If the product and services we introduce fail to engage venues, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our client base and revenue will depend heavily on our ability to innovate and to create successful technology and marketing tools so that the client is convinced of our necessity.

If we are unable to maintain favorable terms with our venues, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of venues who contract us to serve multiple facets of their wireless internet, digital marketing and IoT.  This includes developing a custom digital marketing platform for their company, managing and optimizing their wireless networks. Digital marketing support includes banner and social media advertisements and advertorials, website and shopping portal purchase engagements.  The success of our business model is based on the premise that a venue will find our product services so comprehensive, they will contract us to do all of these services with us, instead of finding separate service providers for each facet of their wireless and marketing plan.

If our technical and support teams do not meet the needs and expectations of our venues, our business could suffer.

Our business will depend on the effectiveness of our personnel to carry out efficiently and accurately all aspects of a venue’s wireless network platform and marketing plan.  Our success depends on our teams to possess the core capabilities and skill sets that help our venues execute on targeted audiences.

Our business is competitive. Competition presents an ongoing threat to the success of our business.

Our success depends on successfully servicing our venues; we will compete with companies who have access to greater amounts of capital, and who have established relationships with a larger base of venues.  Because of their size and bargaining power, our competitors may be able to offer their services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience average growth in demand for our product and services once we are able to launch our proposed platform. We expect our number of venues to increase once we launch our marketing plan, and we expect our growth to continue for the foreseeable future. The growth and expansion of our product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with our marketing team, technical support team, and our design engineers. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our team.

Our business will depend on our ability to maintain and scale the network infrastructure necessary to operate our network application; and any significant disruption in service of our information data center or applications could result in a loss of venues.

Venues will access the platform we have created for them through our servers to manage their wireless networks within the venue. Our reputation and ability to acquire, retain and serve our venues will be dependent upon the reliable performance of our proprietary network IoT platform and our servers. Issues within our internal servers, or IoT platform, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our IoT platform, and prevent our venues from accessing their product management.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our client lists and any intellectual property we may acquire, i.e., patents, trademarks, service marks, copyrights, and similar intellectual property that would be critical to our success, and we will rely on trademark, copyright and confidentiality and/or license agreements to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our products are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our patents and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

We will be subject to payments-related risks.

We plan to accept payments using wire transfer, checks, PayPal, credit card and debit card. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO OUR COMMON STOCK

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

•	Our competitors;
•	Additions or departures of key personnel;
•	Our ability to execute our business plan:
•	Operating results that fall below expectations; and
•	Period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our Officers and Director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that investor prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional investors, broker/dealers must make reasonable efforts to obtain information about the investor’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some investors. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB and/or OTC Markets, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

Our Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

Our Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

The elimination of monetary liability against our existing and future directors, officers and employees under Nevada law and the existence of indemnification rights our existing and future directors, officers and employees may result in substantial expenditures us and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Incorporation contains specific provisions that eliminate the liability of directors for monetary damages to us and our stockholders. Further, we are prepared to give such indemnification to our existing and future directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under any employment agreements we may have with our officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against us existing and future directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares. We will receive proceeds from the purchase of Shares, upon our Put Notices, by World Amber Corp (WAC) and pursuant to the Equity Purchase Agreement.
There can be no assurance that we will raise any funds through this Offering and if a limited amount of funds are raised, we will use such funds according to its best judgment in accordance with the “Use of Proceeds” chart. Discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by us, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

GZ6G TECHNOLOGIES CORP USE OF PROCEEDS (1)

	100%	75%	$50%	25%	10%
Analytic Software Development	$600,000	$450,000	$300,000	$150,000	$60,000
Data Center Facilities Construction & Set-Up	$1,300,000	$975,000	$650,000	$300,000	$130,000
Managed Services NOC Center Construction Set-Up	$700,000	$525,000	$350,000	$150,000	$70,000
Operational Capital (Inventory, Equipment, etc.)	$350,000	$265,000	$175,000	$87,500	$35,000
Office Lease(s)	$250,000	$187,500	$125,000	$62,500	$25,000
Office Furniture, Fixtures, Computers	$350,000	$265,000	$175,000	$150,000	$35,000
Hiring Management, Administrative, Engineering, Sales, and Marketing Staff	$1,100,000	$820,000	$550,000	$250,000	$110,000
Legal – Patents & Trademarks	$100,000	$75,000	$50,000	$37,500	$10,000
Accounting, Filings, Insurance, Compliance	$150,000	$112,500	$75,000	$37,500	$15,000
Miscellaneous	$100,000	$75,000	$50,000	$25,000	$10,000
TOTAL	$5,000,000	$3,750,000	$2,500,000	$1,250,000	$500,000
(1)	Offering expenses expected to be $80,000 will be borne by the Company and not deducted from Gross proceeds.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

SELLING STOCKHOLDERS
The selling stockholders identified in this prospectus may offer and sell up to 16,666,667 shares of our common stock to be sold by WAC pursuant to the Equity Purchase Agreement, and 3,589,744 shares issuable under a Loan Treaty Agreement with eSilkroad.  The 16,666,667 shares of common stock registered for resale by WAC represent approximately 73% of our current issued and outstanding shares of common stock, which totals 22,793,357, as of September 8 , 2021, and will represent 39% of the fully diluted outstanding common stock assuming all 16,666,667 shares are issued under this Offering and including 3,589,744 shares being registered for resale by selling stockholder, eSilkroad. The 3,589,744 shares of common stock registered for resale by eSilkroad represent approximately 16% of our current issued and outstanding shares of common stock, which totals 22,793,357, as of September 8 , 2021, and will represent approximately 8% of the fully diluted outstanding common stock assuming all 16,666,667 shares are issued under this Offering and including 3,589,744 shares being registered for resale by selling stockholder, eSilkroad.
The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.
None of the selling stockholders are broker-dealers or affiliates of broker-dealers. WAC will be deemed to be an underwriter within the meaning of the Securities Act. Certain other selling stockholders may also be deemed to be underwriters. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.
Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.
The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”
The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of September 8, 2021, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 22,793,357 shares of our common stock outstanding as of September 8 , 2021.
Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

			Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Shares Owned by the Selling Stockholders before the Offering (1)	Shares of Common Stock Being Offered or Sold	# of Shares (2)	% of Class (2)
World Amber Corporation (3)	0	16,666,667	16,666,667	N/A
Esilkroad Network Ltd. (3)	0	3,589,744	3,589,744	N/A
(1)  Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)  Because the selling stockholders may offer and sell all or only some portion of the 16,666,667 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.  For purposes of this table we have assumed Selling Stockholder eSilkroad will be issued a total of 3,589,744 shares in full satisfaction of $700,000 in proceeds provided under the Loan Treaty, however at no time will eSilkroad hold more than 9.99% of our total issued and outstanding shares of common stock.
(3)  Once issued, Yohanan Aharon, controlling shareholder of World Amber Corp. and Ruben Yakubov, controlling shareholder of eSilkroad Network Ltd., will have the same voting and dispositive powers as other Common Stockholders have, with respect to the shares of the Common Stock issued. Although shares have not yet been issued to eSilkroad Network Ltd., we are registering them in anticipation of conversion of the Notes issued under the Loan Treaty entered into with eSilkroad and the amount of funds eSilkroad has provided to date.  Under the loan treaty, eSilkroad is to provide Five Hundred Thousand Dollars ($500,000) more to the Company.
Both World Amber Corp and eSilkroad Network Ltd. are prohibited, in their respective agreements, to own more than 9.99% of the issued and outstanding shares of common stock at any one time, including the right of eSilkroad Network Ltd. to convert more than 9.99% of the issue and outstanding shares of common stock at any one time.
THE OFFERING
On March 30, 2021, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with World Amber Corp. (“WAC”) Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to WAC, up to $5,000,000 worth of our common stock over the period ending twelve months following the Effect of this Registration Statement. The $5,000,000 was stated as the total amount of available funding in the Equity Purchase Agreement because this was the maximum amount that WAC agreed to offer us in funding. There is no assurance that the market price of our common stock will increase in the future.
The purchase price of the common stock will be set at a rate of $0.30 per share; there is an ownership limit for WAC of 9.99%.
The Company, upon notice of a Put, will have the ability to request funds from WAC, and WAC is obligated to purchase the number of shares equal to the Put at the purchase price of $0.30 per share (regardless of the market price of the Company’s common stock); however, the Company cannot request a Put from WAC if the amount of funds requested would result in WAC having ownership of more than 9.99% of the issued and outstanding shares.
On the Put Notice date, we are required to deliver Put shares to WAC in an amount (the “Estimated Put Shares”) determined by the amount of funds we request from WAC, and WAC is required to simultaneously deliver to us, the investment amount indicated on the Put Notice.
WAC is not permitted to engage in short sales involving our common stock during the commitment period ending twelve months following the Effect of this Registration Statement.  In accordance with Regulation SHO however, sales of our common stock by WAC after delivery of a Put Notice of such number of shares reasonably expected to be purchased by WAC under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. WAC is not required to purchase the Put Shares unless:
•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective.
•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.
•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by WAC. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.
Neither the Equity Purchase Agreement nor any rights of ours, or WAC’s, thereunder may be assigned to any other person.
DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares, or the fairness of the offering price used for the shares.

DILUTION

We intend to sell 16,666,667 shares of our Common Stock at a price of $0.30 per share and register a total of 3,589,744 shares for resale in respect to proceeds totaling $700,000 received under a Loan Treaty Agreement, which permits the holder to convert proceeds received, into shares of common stock at $0.195 per share. The following table sets forth the number of shares of Common Stock being registered for sale, the total consideration paid and the price per share. The table assumes all 16,666,667 shares of Common Stock will be sold and the issuance of 3,589,744 shares in respect to the Loan Treaty Agreement.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Purchasers of Shares	16,666,667	100%	$5,000,000	100%	$0.30
Purchase of Shares (1)	3,589,744	100%	$700,000	100%	$0.195
Total	20,256,411	100%	$5,700,000	100%
(1)	As of the date of this Offering proceeds totaling $700,000 have been received under the terms of the Loan Treaty Agreement

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2020 Totals may vary due to rounding. Note - the table below does not reflect offering costs estimated to be $80,000 which will be borne by the Company and not deducted from gross proceeds.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.30 per share	$0.30 per share	$0.30 per share	$0.30 per share	$0.30 per share
Selling stockholders	$0.195	$0.195	$0.195	$0.195	$0.195
Net tangible book value at December 31, 2020 (1)(2)	($0.037) per share	($0.037) per share	($0.037) per share	($0.037) per share	($0.037) per share
Net tangible book value after giving effect to the Offering and proceeds from Selling Stockholders (3)	$0.111 per share	$0.091 per share	$0.066 per share	$0.034 per share	$0.010 per share
Increase in net tangible book value per share attributable to cash payments made by new investors and selling stockholders	$0.146 per share	$0.126 per share	$0.101 per share	$0.069 per share	$0.045 per share
Per Share Dilution to New Investors	$0.189 per share	$0.209 per share	$0.234 per share	$0.266 per share	$0.290 per share
Percent Dilution to New Investors	63%	70%	78%	89%	97%
Per Share Dilution to Selling Stockholders	$0.084 per share	$0.104 per share	$0.129 per share	$0.161 per share	$0.185 per share
Percent Dilution to Selling Stockholders	43%	53%	66%	82%	95%

(1)	Net tangible book value excludes non-controlling interest;
(2)
Includes the proforma impact of 10,000,000 shares issued to our CEO and President, William Coleman Smith subsequent to December 31, 2020 for total issued and outstanding shares of 22,793,357 as of the date of the Offering

(3)
Net tangible book value after giving effect to Offering and proceeds from Selling Stockholders includes $5,000,000 from the Offering and $700,000 from the Selling Stockholders which proceeds were received as follows: $50,000 prior to December 31, 2020 and the balance of $650,000 subsequent to December 31, 2020.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, we have 22,793,357 shares of Common Stock issued and outstanding and 5,000,001 shares of Preferred Stock issued and outstanding. We are registering an additional 16,666,667 shares of its Common Stock for sale at the price of $0.30 per share and a total of 3,589,744 shares of Common Stock for a Selling Stockholder in respect to proceeds provided prior to this Offering of $700,000 which are convertible into shares of Common Stock at 0.195 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the selling efforts in the Offering, neither our officers and directors, nor WAC, will register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. None of our officers and directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers and directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors has been within the past 12 months, a broker or dealer, and each of them is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors each will continue to primarily perform substantial duties for us, or on our behalf, other than in connection with transactions in securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration, or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when their Registration Statement is effective.

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed. In connection with the offer and sale of the shares being offered, our officers and directors will comply with Regulation M.

Penny Stock Regulation

Our Common Shares are considered Penny Stocks. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of twelve months. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock includes 500,000,000 shares of Common Stock, $0.001 par value per Share. Immediately prior to this offering there are 22,793,357 shares of our Common Stock outstanding,

There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provision in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the President or by resolution of the Board of Directors, or by the President upon the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of Special Series A Preferred Stock, par value $0.004 per share, of which 5,000,000 shares are issued and outstanding.  The Board of Directors is further authorized to issue 1 share of Special 2018 Series B Preferred Stock, par value $0.001, of which 1 share is issued and outstanding. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•	Voting Rights: The Series A Preferred Stock have one vote for each share owned.

•
Adverse Effects:  The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of Special 2018 Series A Preferred Stock without the written consent of the holder(s) of the Series A Preferred Stock.

•
Conversion: The shares of Special 2018 Series A Preferred Stock shall convert into common shares at the rate of 10 new shares for every one share of Special 2018 Series A Preferred Stock owned.  The holder of the Series A Preferred Stock can convert the shares into common shares at any time.

•	Dividends: The Series A Preferred Stock are not entitled to any dividends.

•	No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Series A Preferred Stock.

The Special 2018 Series B Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•
Voting Rights: The Special 2018 Series B Preferred Stock stockholder is entitled to 51% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of the stockholders of the Corporation (and written actions of the stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

•
Adverse Effects: The Corporation cannot amend, alter, or repeal the preferences, rights, powers or other terms of the Special 2018 Series B Preferred Stock without the written consent or affirmative vote of the holder of the Special 2018 Series B Preferred Stock.

•	Dividends: The Special 2018 Series B Preferred Stock shall not be entitled to any dividends.

•	No Impairment: The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2018 Series B Preferred Stock.

Dividends

At this time, we do not intend to pay out any cash dividends, now, or in the foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Continental Stock Transfer & Trust Company, is located at 1 State Street, 30th Floor, New York, New York 1004, and its phone number is (212) 509-4000. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

DESCRIPTION OF BUSINESS

Company Overview

GZ6G Technologies Corp. (“GZ6G”, “we” or the “Company”) is an emerging smart city technology growth company that provides wireless and monetization enterprise level smart solutions to cities and large venues that require multiple types of products, services and third-party solutions to fulfill client needs.  We were incorporated in Nevada on December 23, 2003, and are headquartered 8935 West Post Road, suite 102, Las Vegas NV. 98148.

The city of West Des Moines, Iowa’s new Recplex sport venue project, was a new development when the five-year Agreement with Lumen was signed.  The Company is finalizing the wireless hardware installation this month of September 2021, to recognize $130k in revenue in the third quarter of 2021.  IT sponsorship managed service revenue will begin as the West Des Moines Recplex opens for the public.

We are finalizing two enterprise level contract agreements in 2021, however, we will not realize revenue in 2022 until products, service and installation.

Additionally, Green Zebra Smart Networks has opened its new technology managed service center in Irvine, California to support monthly recurring revenue for enterprise accounts.  In addition, the office has hired staff to sell remote IT networking services to small to medium companies that require an outsourced IT networking solution.  The office is currently working with minimal staff due to the effects of COVID 19 and is expected to be fully operational by January 2022.  Costs for staffing and equipping this office has been approximately $700,000.  We will continue hire staff as needed and as funds are available; however, the office currently is equipped with the necessary hardware and software, including state of the art security measures, in order to use this office as the Company’s showroom.

We are in the process of onboarding one Enterprise client in September 2021, that includes hardware and software installation products and service revenue.  We expect to see recurring revenue from this Enterprise Client by the end of the first quarter 2022.

Green Zebra Smart Networks (GZSN) Division Overview

GZ6G Technologies Corp (GZ6G), offers enterprise level IT and wireless networking services to national accounts while GZSN division, located in Irvine, CA, offers local enterprise level IT and wireless network technology consulting service, business technology infrastructure strategy and planning services, as well as IT networking hardware & security cloud software products and services.  In addition, GZSN will provide businesses with monthly remote managed and monitoring service to the Orange County, California markets.

Green Zebra Smart Networks offers innovative solutions to help midsize business owners, post Covid, to upgrade, manage and provide remote work force IT technology infrastructure.  GZSN services will provide opportunities to reduce IT infrastructure costs, reduce business labor costs by offering a local IT monitoring and managed service (MSP) solution that provides remote network engineering support.

Vision
Green Zebra Smart Networks plans to open the first of three IT Wireless MSP offices.  We plan on revolutionizing the wireless managed service provider market (MSP) by focusing on the local business market that needs wireless IoT and remote network technology upgrades enabling businesses to grow with advanced security tools and network infrastructure technologies to operate their business much more efficiently with cloud technologies and resources.
Marketing
Starting July 5, 2021, we will begin aggressively advertising Green Zebra Smart Network services to small to medium size businesses that need IT infrastructure upgrades, remote networking services and cloud security solutions in Orange County, Ca. Advertising initially for lead generation through social media, email marketing, and digital marketing campaigns to drive product and service awareness to create Green Zebra Smart Networks as the IT authority in the local market.

GZSN intends to provide educational videos and blogs on cyber security technology and the benefits of having Green Zebra Smart Networks as their trusted technology advisors, to encourage businesses to become our clients.
GZ6G Sales Methods:  We intend to use the following methods to drive and increase sales:
•       Digital Marketing
•       Social Media Marketing
•       Inside Sales teams
•       Channel Partners

Revenue Model
We are unable to provide an estimated revenue for GZ6G at this time; however, we are hopeful that our Green Zebra Smart Network Irvine, California local office will begin generating revenue in recurring revenue by the middle to the end of 2022.  We are expecting to begin onboarding clients in August 2021.
Clients, when they are signed up, will incur recurring $5,000 monthly fees for IT security monitoring services and Local CCNA engineering with remote troubleshooting support capabilities and senior IT network engineers.
Additional non-recurring business revenue would be generated from IT infrastructure network Upgrades purchased from our smart solutions advisors.
GZ6G Technology & Expertise Is Helping Build Smarter Businesses. Wireless, Managed Services, Artificial Intelligence, data analytics. Smarter Business. Developer Tools. Enterprise Technology for the federal government, stadiums, airports, universities, and the entertainment industry.

GZ6G’s Subsidiaries and Divisions will focus on 4 core areas of expertise to support the GZ6G Enterprise smart solutions:  1. Wireless networking, security managed Services; 2. Data Center Services; 3. IOT software development; 4. Marketing, advertising, sponsorship services.  We expect each subsidiary or division to operate on its on until GZ6G requires the expertise to fulfill all or part of GZ6G technologies enterprise smart solutions products and services as required by contracts.

GZ6G Technologies Corp. (“Green Tech”) and its operating subsidiary, Green Zebra Media Corp work together to offer a fully integrated wireless infrastructure solution for enterprise opportunities, while Green Zebra Media focuses on innovative digital marketing, advertising sponsorship and monetization services for their clients.  Green Zebra Media will provide digital marketing, monetization and marketing support services that are missing Wireless communications Networks, IoT applications, and location-based engagement types of technology.

While there are many competitors that offer Wireless Networking technology platforms, there are few that provide a on premise wireless gateway communication ad servers and digital marketing monetization support solutions together.  The emerging industry requires assistant to maximize the client’s return on investment.

Green Zebra Networks (GZN) division will provide both managed services support for wireless networks hardware, software for enterprise level clients.  In addition, GZN wireless technology will provide proprietary and licensed technology solutions.

Green Zebra Labs (GZSL) a new division being created to support GZ6G’s Enterprise smart solutions software integration services for Smart City Venues, in addition to creating new IoT software venue applications that support the smart city initiatives and venue specific data analytics and artificial intelligence applications.  The Green Zebra Smart Labs Software team provides the client with a trusted external IoT software development team to assist with future smart city solution integration opportunities.

The mission of GZ6G’s management team is to build a family of smart solutions service companies that work together to minimizes the competition while lowering the risk to enter the 5G & Wi-Fi 6 marketplace.  Venue owners need additional help using integrated technical support service, however, offering a digital marketing and monetization solution has created a competitive advantage that connects and engage communities with relevant information, offering and managing monetizing solutions will subsidize the expensive wireless technology infrastructure costs.

Offering an integrated approach digital marketing solution, sponsorship revenue, IT wireless networking and Software expertise together expedite the decision process for all stakeholders, our telecommunication, wireless and agency partners allow us to expand our reach, capabilities and resources.
GZ6G provides an enterprise state-of-the art Wi-Fi Media and communication Platform (hardware and software) to monetize and scale to any size venue and/or audience. Our Green Zebra Networks engineering team works with the Venue’s IT engineering team to install Wireless communications platforms. Green Zebra Networks will provide an engineering team to install the Wi-Fi platform into the venue Wi-Fi network, providing WiFi monetization hardware (Green Zebra Media hub) that connects to the customer’s Wi-Fi network system. Every Wi-Fi Media server is embedded with Communication and data analytics software to create monetization and communication. This capability transforms a single location into a powerful, media-rich communications network throughout the venue location.
This WIFI Media Server platform creates user engagement when users access Wi-Fi, enabling digital marketing teams to empower businesses, engage communities and enable mobile users with relevant local information, accessed as a cloud or on-premises solution.
In addition, Green Zebra Media teams signs long term contracts to secure digital marketing and sponsorship assets monetize venue opportunities, supporting the venue team with marketing strategies, planning, and implementation services, brand & user engagement services, digital marketing and design services, communication software and Wi-Fi ad servers.
Currently, GZ6G technologies is working on a number of enterprise projects that have been delayed in 2020 and pushed to Fall 2021 and throughout 2022, projects include several NCAA universities, National Football League,  and a cities located in the United States. It cannot be known at this time whether the current situation related to COVID-19 will push these projects further forward.
Further, the Company has entered into a contract with US Federal Contractor Registration (USFCR), whereby the Company will be provided with assistance to qualify and help with federal contract procurement services and writing contracts for System for Award Management (SAM) projects.
GZ6G has future plans to roll up several complementary companies in the wireless, Wi-Fi security IoT and digital marketing sectors. GZ6G is able to provide wireless and digital promotion rights for certain events including WiFi media network advertising rights and the development of smart venue wireless networks and software engagement technology products for airports, stadiums, campuses and cities in the United States and International markets.
We were incorporated in Nevada and our headquarters are located at 8925 West Post Road, Suite 102, Las Vegas NV, 89148.  We are a smart solutions technology provider focused on providing smart solutions advisory services, developing and acquiring early stage wireless 5G/6G and beyond technologies that meet certain core application requirements that deliver potential enterprise smart city solutions. Types of Products include IPTV technologies, digital displays technologies, VR, AI, data analytics software and wireless security tools for Stadiums, Airports, Universities and Smart City Projects. Our Mission: create shareholder value by creating a family of wireless technology companies specializing in vertical markets that support subsidiary business units with necessary skill sets to deliver value added smart Solutions to partners and customers.

A wireless Internet of Things (IoT) technology company and its subsidiaries and divisions, GZ6G Technologies Corp (GZ6G) is focused on acquiring, developing and overseeing innovative wireless IoT technology companies for the emerging 5G and Wi-Fi6 marketplaces, including target markets such as stadiums, airports, universities, racetracks, casinos, and smart city projects.

Our controlled subsidiary, Green Zebra Media Corp (GZMC) is one such innovative provider of wireless hardware gateways, communications, marketing and sponsorship, data analytics platforms and CRM technology. Our products are used for stadiums, cities, airports, universities and hospitality markets.

The focus of our current operations in fiscal 2021 will be contracts which can most efficiently, and cost effectively, bring revenue generating operations through partnerships with venues and industries that must adapt to the new 5G and WiFi6 environment. Beyond that, GZ6G and controlled entities are establishing a global command center to offer our customer base scale and agility, speed the launch of wireless, digital services and data analytics services, and seamlessly connect customers to world class experiences.   It is our intent that wireless IT network managed services and data center initiative for clients and partners will monitor cutting edge Wireless IT networks with the ability to dispatch technicians as necessary to ensure continuous functionality of our Wi-Fi networks.

The use of Wi-Fi networks in high-density areas is the most efficient manner to ensure consistent wireless connectivity. Two trends are converging today to propel upgrades and new deployments of Wi-Fi networks, including 5G and WiFi6. First, consumer demand for wireless connectivity continues to grow, overwhelming many wireless and Wi-Fi networks. Secondly, many large entities are seeking new digital media avenues to obtain exposure to target markets through online ‘impressions’, particularly when they have access to a captive audience. GZ6G is uniquely positioned to facilitate the convergence of these two trends.  Additionally, GZ6G is developing future Wi-Fi networks that can integrate the Internet of Things (IoT) and significantly enhance network utility and user experiences.

The greater use of wireless devices (smartphones, tablets) and the emergence of IoT places has increased demand even further on wireless networks. Large network companies promote the 5G network deployment, but there are limitations to its effectiveness, particularly in high-density areas. Wi-Fi networks remain the best network deployment plan for airports, businesses, universities, transport hubs and city locations where there are high-density network demands.

Existing Wi-Fi technology can significantly improve wireless performance at airports, transport hubs, convention centers, resorts, and stadiums. The future of Wi-Fi is even more exciting. New developments by GZ6G will significantly enhance network throughput and allow for apps to reside on a venue’s network rather than the cloud. The result is much faster response and the ability to customize apps to serve local businesses, communities and users of the network.

The GZ6G total solution turns the Wi-Fi cost center into a revenue center by (a) deploying a state-of-the-art Wi-Fi broadcast network with customized software for enhanced user experience and (b) obtaining sponsors who desire exposure to consumers and businesses in high-density areas. This combination can easily justify Wi-Fi network deployment today.

Additionally, GZ6G plans to vertically integrate its operational model, providing both software and hardware as well as full support services to its customer base.

GZ6G is installing Wi-Fi networks in high-density use areas and is partnering with other technology companies and host entities (stadiums, universities, airports, resorts) for the GZ6G total solution. GZ6G has established strategic relationships with (a) network companies that are pitching the GZ6G solution; (b) established Wi-Fi networks that need upgrading; and (c) a range of potential sponsors in a variety of industries.

The Company is not yet generating revenue and we have not yet finished executing contracts; however, we are in negotiations with two different venues that we hope to finalize by the end of September; we will not start working on these contracts until the fourth quarter of 2021 and revenues will not be generated from these projects until the installation of our products are complete; mid 2022.

The Company currently has four divisions that will implement actions to correspond with the above services:

Market Opportunity
GZ6G Technologies is in a unique position to grow rapidly as a smart solution provider for strategic partners in the 5G & Wi-Fi 6 industry with strategic public partners.
We have been preparing, developing and building relationships to scale 5G & Wi-Fi 6 emerging markets since winning the New York City connectivity challenge at Governors Island in the Spring of 2018.   We established a s relationship with Lumen’s smart solutions consulting team (formerly CenturyLink).  GZ6G is in a unique position to grow rapidly as a smart solution provider in the 5G & Wi-Fi 6 industry.
In addition, GZ6G is seeking strategic acquisition opportunities to scale revenue, leadership and customer base by expanding the customer base and product lines in four core business areas: wireless networking and managed services locations, Smart IoT Software Applications, Data Center facilities, Digital marketing Agencies opportunities.  We expect to continue creating strategic partnerships that can help scalable a diverse sales force and product offering target markets local to global.
5G & Wi-Fi 6 plus is creating what’s called the (4th) next generation industrial revolution that is going to create faster and faster high-speed internet that will create more innovations opportunities that are directed at auto, delivery, entertainment, medical industry, sensors technologies just to name a few
The smart solutions industry is considered is considered the 4th industrial GZ6G Technologies is in a unique position to grow rapidly as a smart solution provider with our established global strategic partners that currently provide reach 5G & Wi-Fi 6 target markets customers much quicker.
GZ6G has been preparing, developing and building relationships to scale 5G & Wi-Fi 6 emerging markets since winning the New York City connectivity challenge at Governors Island in the Spring of 2018.   We established a s relationship with Lumen’s smart solutions consulting team (formerly CenturyLink) and few other trusted strategic partnership opportunities.  GZ6G is in a unique position to grow rapidly as a smart solution provider in the 5G & Wi-Fi 6 industry.
GZ6G plans to take advantage of early acquisition opportunities to scale the Gz6G business model. It is our belief that most of the existing industry is not preparing for the future change that’s being created by the new high-speed capabilities coming to market.
We will continue to focus on wireless infrastructure, IoT software and marketing to scale revenue opportunities, leadership and customer base by expanding the customer base and product lines in four core business areas: wireless networking and managed services locations, Smart IoT Software Applications, Data Center facilities, Digital marketing Agencies opportunities.  We expect to continue creating strategic partnerships that can help scalable a diverse sales force and product offering target markets local to global.

Target Markets:

•	Cities, Airports, Stadiums, Universities, and Hospitality Markets Globally

Target Acquisitions:

•	Advertising agencies, IT Network Related Companies, IoT software applications.
Barriers to Market

With any emerging market there are any number of challenges that exist, as the market matures and flattens out.  We don’t see this happening any time soon, quite the opposite over the last few years we have had a chance to figure out a few things during the development and testing periods.

Emerging Smart solutions technology Expertise –
Lack of qualified and experiences staff will number one challenge to bringing smart solutions to market.

Competitive Landscape -Telecommunication companies are talking about the 5G and Wi-Fi 6 connective speeds and required infrastructure requirements with various other technologies.  Connectivity is a commodity between all of them, they are and will be looking for alternative product and service providers to differentiate themselves.

•	Overall Smart Solutions product offering
•	Diverse teams are required

Go-To-Market Strategies

Smart Solutions Technology
GZ6G technologies going forward marketing strategy for 2021 and 2022 will primarily be focused on global strategic partners relationships where our products and services complement each other’s’ product, services and support offerings to enterprise clients.

This partnership approach reduces barriers to market lowers the risk while establishing brand value and trust with clients and customers.   Access to our target markets are more receptive when working with their trusted partners at this stage of our growth.

This partnership approach reduces barriers to market lowers the risk while establishing brand value and trust with clients and customers.

Scaling up our company divisions offices in local markets is very much part of our go to market strategy going forward.  Local and regional support center in the near future will be potentially requirement for city, stadium, airports, universities accounts.

Technology Monetization Marketing Strategy

The Green Zebra Media sponsor advertising division primarily focuses on various types of brand advertisers and agencies that represent brand advertisers that are interested in reaching targeted venue or multiple venue customers.

Certain sponsors are willing to contribute more per venue to be the exclusive sponsor for particular events or for several events, or for a period of time at one venue. Sponsorship companies are in the following industries:

Types of Venue Sponsor Industry

•	Airline industry
•	Technology Industry
•	Healthcare Industry
•	Sports Industry
•	Entertainment Industry
•	Hospitality industry
•	Beverages

Potential Sponsorship Commitments

Potential Sponsorship opportunities are in the following industries:

Airlines
Beverages
Casinos
Hotels
Restaurants
Consumer Retail

Go-To-Market Strategies for Target Markets
GZ6G Technologies is looking at strategic acquisition opportunities that would allow for infrastructure, development and consumer target market opportunities; as well as teaming up with partnerships that can help create a diverse sales force that focuses on target markets.

University and Stadium Market
The university and stadium market is best addressed through existing commitments and partnerships; for instance, with our partner, Lumen (f/k/a CenturyLink). GZ6G Technologies total solution to Wi-Fi installations is very attractive to strategic partners. As a result, some of the strategic partners have integrated the GZ6G Technologies solutions into their product/service offerings.

Airport Market
The airport market is addressed with the direct sales force and ongoing relationships. GZ6G Technologies will leverage the relationships that key partners have with airports. The GZ6G Technologies total solution for installing, managing and monetizing Wi-Fi installations in airports is attractive to partners managing existing Wi-Fi networks.

City Market
GZ6G Technologies will address the city market with a direct sales force. GZ6G Technologies has installed a Wi-Fi network on Governors Island New York during the connectivity challenge (2018 with Fibreless). Moving forward GZ6G will continue to work alongside their partners to leverage the success of that installation to attract additional city Wi-Fi installations.

Industry Overview

Wi-Fi technology enables wireless users to use internet and telecom services in a high-density environment. Without Wi-Fi in areas where there is a high concentration of wireless users, response time degrades, phone calls get ‘dropped,’ internet connectivity may be intermittent and user experience suffers. For this reason, Wi-Fi deployment is critical for internet and telecom networks in many geographical footprints.

The market for Wi-Fi equipment worldwide is expected to grow to $15.6 billion by 2022, according to industry research by MarketsandMarkets, Inc. This describes a compound annual growth of 21.2% through 2022. Such growth is driven by the use of wireless devices including smart phones, tablets and development of the IoT market. Approximately 67% of the worldwide wireless equipment market is in the US.  MarketWatch reports the Global Wireless Connectivity market, including chips and devices will reach $31.8 billion by 2022.

The primary drivers for the deployment of Wi-Fi networks are increasing bandwidth demand from businesses, universities, smart city projects, and consumers. With the integration of more images and videos for internet users, demand for greater network bandwidth increases. The weakest link in broadband networks is the wireless connection to the end user. The latest Wi-Fi network technologies address this weak link in a cost-effective manner.

The primary constraints to deploying Wi-Fi networks has been poor-user experiences in high-density areas, security and privacy concerns. Users with multiple applications on smart phones, or with multiple devices (smart phone and tablet or laptop) place high demands on wireless networks. Bandwidth intensive applications that include video and GPS create greater demands on wireless networks.

How does the host/network manager (airport, smart city, business, university) of Wi-Fi decide to improve network capabilities? Wi-Fi networks provide critical connectivity services to users, and bandwidth demand from users creates the need to upgrade the networks. Security on Wi-Fi networks is improving, but bandwidth is lacking. Wi-Fi network users are demanding more bandwidth while traveling, when at sporting events, when spending time ‘downtown’ or in commercial districts, and when at resorts, or on university campuses.

Current Operations

GZ6G provides a total solution for high-density use areas with:

(1) state of the art Wi-Fi hardware deployment to address the requirements of all wireless users, in a specific venue
(2) custom software that enables an enhanced user experience and secure, easy network access
(3) ability to integrate security system or expand Wi-Fi footprint
(4) automatic portals for any device in the area
(5) the ability to monetize the Wi-Fi network deployment for the host entity.

GZ6G Technologies Target Markets
GZ6G is focusing on high-density use venues where (1) internet connectivity demand is high and likely to grow, (2) the host venue recognizes the benefit of providing Wi-Fi broadcasting service, and (3) venues where sponsors are interested in consumer exposure. The target venues include universities, professional sports stadiums and racetracks, airports, resorts and smart-city projects.

Hardware and Software Solutions Today
GZ6G Technologies installs state-of-the-art Wi-Fi equipment designed to meet the projected high-density use demands for the location. Equipment manufacturers may include Cisco, Cradle Point, D-Link, Juniper, Linksys. Software may include products that are customizable from Brick & Mobile, Cloud4Wi, Purple Wifi, Panasonic, Socifi, Tanaza.

Wi-Fi network installation is customized to ensure the correct internet connectivity and speed is available throughout the venue. GZ6G has developed the software tools that are customized for the host/network manager to easily manage the network through the use of dashboards, which may include integrating additional components such as a security system. The software tools (broadcasting system) allow for the host to create pop up notices to remind users of important items regarding safety, first aid, ancillary services and special offers. The network manager gathers data to understand characteristics of user demands on the network. The host/network venue manager may also design features which provide information to users to enhance their time while in the area, such as discounts to affiliated stores or restaurants, notices of services at the facility such as food outlets, retail items, special benefits to repeat customers, or notice of where emergency healthcare is available. The host venue can customize the user interface on the network and as new supplementary services become available, such as a new food venue or new emergency management procedures, the customer interface can be changed.

Company Offerings

GZ6G Technologies focus on leading wireless marketing & CRM technology smart solutions provider, offering closed loop security gateways, wireless marketing and sponsorship CRM platform solutions, and deep data analytic solutions for the hospitality, stadiums, airports, universities, and cities. This customized approach to marketing will allow clients to elevate the interaction between the venue and the consumers on their platform. The second division will work with sponsors for unique marketing opportunities within the venue and for the venue.

The future vision for the Company is the inclusion of four main divisions.

The parent company, GZ6G Technologies, provides enterprise technology and expertise consulting together to build smarter cities and venues of the future which would oversee the operational excellence of its four existing and planned complimentary subsidiaries under the publicly listed entity.

GZ6G’s Subsidiaries and Divisions will diversify its business model by establishing 4 core areas of business expertise to support the overall GZ6G Enterprise customer smart solutions:

1.	Green Zebra Network: Wireless networking, security managed Services;
2.	Green Zebra Data Center Services: Tier 3 Enterprise center optimize for end users, managed services, cloud data
3.	Green Zebra Smart Labs: Smart IOT software development services and applications
4.	Green Zebra Media: Marketing, advertising, sponsorship services.

Green Zebra Networks (GZN) operates as a stand-alone division that offers IT Wireless networking, hardware, implementation and managing services support and solutions in local to national business. GZ6G would subcontract the GZN division when Networking and managed services related products and services are required.

FiBox Pro Appliance Gateway Solution:

•
GZN provides a smart appliance Network gateway device called FiBoxPro gateway that creates a closed loop local communication and monetization service.  GZN will provide the configuration and managed services.  These IT technical teams will also provide technical support and communication with internal and external teams.

Green Zebra Data Center (GZDC):  offering Tier 3 Enterprise data center solutions to optimize end users, managed services, cloud data.

Green Zebra Media, Corp (GZMC) operates as an independent advertising company that offers traditional advertising, digital marketing, digital advertising and sponsorship GZ6G subcontracts GZMC services when advertising and sponsorship services are required to help monetize venues and the FiBox Pro Product.

Green Zebra Smart Labs (GZSL) Division
This division will offer software development services for various types of Smart Solution cloud products and services.  GZSL will integration services for third party technologies. This division will be responsible for being the leading provider for in-venue wireless venue and user engagement, marketing, advertising platforms and data analytics.

The software division develops and support various API application support services for Smart solution broadcasting systems, data analytics and artificial intelligent application needs.

Data Analytics Software development and R& D support.
CRM, API software development, artificial intelligence (AI), research and development (R&D) platform integration solutions and more.

Current GZ6G development projects:
•	VenuTrax – an in-venue and Saas platform cloud data analytics and artificial intelligent engine used to help venue owners communicate and monetization relevant information regarding user insights.
•
CastWifi – An in Venue or cloud WIFI interactive broadcasting technology that allows public venue wireless networks to broadcast live content to their user audience in a closed loop setting like a similar to IPTV technology but over Wi-Fi.

Green Zebra Media, Corp (GZMC) operates as an independent advertising company that offers traditional advertising, digital marketing, digital advertising and sponsorship services in addition to supporting GZ6G smart solutions customers and partners with agency services that include advertising, marketing, sponsorship sales agency, and platform support team; this division will be broken into two main operations.

GZ6G Technologies envisions the creation of wireless ‘fiber-speed’ networks to meet the demands of wireless consumers and businesses. High-speed wireless networks enable the establishment of Wi-Fi networks in any location to meet demands of wireless users, and expand the content capabilities of hosts and sponsors, regardless of the distance to fiber rings.

GZ6G is an IoT company made up of four different supportive channels:

•	Infrastructure
•	Software Development
•	Cyber Security
•	Data Management

We are in the process of developing a global command center that will allow us to monitor all of our venues in one central place.  We will have technical engineers available in case any of the networks go down in any of the venues at any time.  We will be able to remotely navigate any issues arising at the venues so that service will be virtually uninterrupted.

Practice areas can either function independently to address a client’s specific functional IoT needs, or be combined to provide brands with a holistic service offering that will handle all of their needs.

From banner and social media advertisements and advertorials, to website and shopping portal purchase engagements, and product procurement, we will support venues in all of their touch points and engagement opportunities with their end audience.

We will offer the following core services:

We define venue as our target client, it can be a point of interest within a city or it could be the city itself. Venues are a specific geographical location, such as a city, airport, university, stadium, racetrack, casino, or hospitality location (trade center, hotel etc.). When a venue connects to the network it is called a closed loop communication solution.

Qualify – Our infrastructure team goes into a new venue to ensure that they have the right infrastructure or bandwidth in place. This also means the team will be looking at whether the venue has the appropriate Wi-Fi capabilities in place, so the equipment will sync. Qualify also means that an evaluation has been completed to ensure that the venue has the correct Wi-Fi speed so marketing materials such as videos, graphics and content will present itself correctly.

The new GZ6G Wi-Fi broadcast network facilitates the Internet of Things to function in a way that it was projected to do years ago. Several possibilities with Wi-Fi apps are as follows:

•	Instantly receive best location for emergency first aid with a selected route, walking or driving. Information on where closest drinking fountain, first aid station, among other things, is located.
•	Police can receive optimal path to particular location and control any security cameras in different locations.
•	Consumers receive information on where street parking is available in real time and which parking structures have spaces available.
•	Travelers can be notified of flight changes, allowing more restaurant time.
•	Real time information on shortest food lines at a stadium.
•	3-D images of museum, real-time information on lines at any venue.
•	Cameras showing crowd at outdoor restaurant or parks. Control of access can change.
•	Security system cameras only available to certain parties such as police or other security personnel.
•	Short term restaurant or store specials when customer traffic is low.

All of this and more is possible with apps that do not require downloads from the cloud. It’s all available instantly because it is on the venue network. Each venue network can control which apps are available to which group of users, such that security cameras can be available to a select group. The possible apps are endless, and each venue network can customize its network page as it sees fit.

Our team will possess core capabilities and skill sets that help our clients execute on targeted growth plans that tap into the trillion-dollar tech market. We will serve clients across a wide range of industries and geographies.

Our growth will be through a multi-prong plan: (1) growing an in-house sales team; (2) leveraging strategic partners who are advisors to decision makers and owners of companies and will be conduits for introductions; and (3) client referrals.

We will build a core team of product developers, creative designers, sales professionals and account managers under each practice area to service existing and new clients.  Our philosophy is to develop “repeatable” software platforms around common business needs that can be productized to allow for us to scale development of new projects and grow revenues without relying on building large development teams.

Our expertise is IoT; we will help companies become relevant, agile and competitive in a global consumer commerce environment.  We will offer the ability for worldwide marketing and advertising through our developed software and available wifi at our venues.  Consumers want to be able to shop, among other things, anytime and anywhere, and on any device; our expertise allows for us to put our brands right in front of this consumer activity.

The global information technology industry is experiencing global growth and US companies have to be prepared to be competitive on a global marketplace.

The next generation Wi-Fi broadcast networks will bring fiber-like bandwidth capabilities to a wireless network.  Additional benefits of the GZ6G Wi-Fi broadcast network development is the ability to (a) wirelessly connect to fiber that may be at a distance from the facility, and (b) install high-speed bandwidth wireless to serve a community at a lower cost and much shorter deployment timeframe compared to fiber installations.
Employees and Consultants
In addition to our sole officer, we have just brought Wendy Ramirez into the Company as Vice President of Human Resources, Rohan Potange as Interim Chief Technology Officer, and Arlene Bordinhão as Director of Communications. Presently we have a total of 11 employees including our CEO and President, William Coleman Smith.
Key Relationships

GZ6G has several strong relationships that are mutually beneficial to both partners; partners that will leverage the GZ6G capabilities to maintain and/or grow revenue streams for both entities.

Current Partnerships
Lumen Technologies/CenturyLink

Lumen Technologies: Lumen Technologies, previously CenturyLink, is one of the largest telecommunications organizations in the country focused on using their networks at cities, stadiums and universities. As a trusted third-party solutions partner, GZ6G Technologies offers the smart solution tools and expertise required for Lumen Technology to develop long term user engagement solutions.

Brand LTD – Brand LTD is our advertising and marketing partner/creative agency.

ViTech – ViTech is one of our IPTV Solutions providers for large venues and smart cities.

Aruba Wireless – Aruba is one of the partners for which we utilize their hardware for smart venues and smart cities.

Internetsoft – Internetsoft is our software development strategic partner that works with our internal development team to scale our software development projects for smart venues and smart cities.

Marketing Strategy

We plan to market directly to sports arenas, concert venues, universities, racetracks, casinos, and to smart cities using our existing relationships as well as deploying a number of popular online marketing tactics.  Additionally, we will be leveraging strategic partners who are advisors to decision makers, and owners of companies, and who will be conduits for introductions and client referrals.

GZ6G has relationships with national and regional Fortune 500 entities that are seeking targeted methods to reach existing and potential customers. These sponsors include commercial enterprises that desire to advertise or collect analytic data on users in high-density locations. National sponsors include the major network carriers, auto manufacturers, airlines, casinos, grocery stores, online retail, consumer discretionary goods and restaurant chains. Many of these seek exposure to consumers in specific areas.

With selective Wi-Fi markets, a sponsor can more effectively deploy advertising budgets. Local restaurants can advertise specials at football games. Casinos or restaurants can advertise to airport customers or smart-city users. Host entities can identify food specials at certain times when lines are low. Airports could provide flight updates in real time with notices to fliers that log in on their flight.

As the GZ6G network installation base grows, the Company will have the ability to offer sponsors a variety of venues for exposure.

Government Contracting Opportunities/Regulation

We have registered through US Federal Contractor Registration (USFCR) which will allow us to be included in the System for Award Management (SAM) which will allow us to be included in writing government contracts.  In the event we are awarded jobs through SAM, we will have to adhere to any requirements set forth by the United States Federal government.

Employees and Consultants

In addition to our sole officer, we have just brought Wendy Ramirez into the Company as Vice President of Human Resources, Rohan Potange as Interim Chief Technology Officer, and Arlene Bordinhão as Director of Communications. Presently we have a total of 11 employees including our CEO and President, William Coleman Smith.

Wendy Ramirez, Vice President of Human Resources

Ms. Ramirez joins GZ6G Technologies with more than 20 years of Human Resources experience and will help manage all recruitment, sourcing, training and organizational development as well be a sponsor and advocate for all GZ6G Technologies’ employees.

Before GZ6G, Ms. Ramirez led DSD Companies, a leading worldwide freight and transportation company, as Executive Vice President from 2017 – 2018 and as the Director of Human Resources and Compliance from 2007 - 2015. She left DSD Companies for a year to become the Director of Human Resources and Compliance for the cosmetics brand, Morphe from 2016 - 2017.

Rohan Potange, Interim Chief Technology Officer

Rohan Patange has more than 13 years of experience in technology consulting, project management, operations, finance, strategic marketing, business expansion, and innovative product development. As a software industry expert, his responsibilities at GZ6G Technologies Corp. encompass expanding and managing the teams responsible for the development of VenuTrax for GZ6G Technologies’ Green Zebra Smart Labs division. VenuTrax will be a state-of-the-art logic management solution cloud (SaaS) platform intended to provide venues the ability to directly communicate with customers using 5G & Wi-Fi 6, as well as offer business intelligence such as data analytics and artificial intelligence for monetization purposes.

Mr. Patange is also the Chief Executive Officer for GZ6G Technologies partner, Internet Soft, a digital transformation consultancy, and software development company that provides cutting-edge engineering solutions. Internet Soft assists Fortune 500 companies and enterprise clients solve complex issues that always emerge during their digital evolution journey. Internet Soft helps Green Zebra Smart Labs scale up workforce and technologies to meet the demand for the emerging 5G & Wi-Fi 6 industry.

Mr. Patange’s strong communication and mentoring skills allows him to lead teams in a way that promotes internal and external business relationships and strengthens customer confidence.

Mr. Patange received his Master’s in Computer Science from Savitribai Phule Pune University located in Pune, India.

Arlene Bordinhão, Director of Communications
Ms. Bordinhão joins GZ6G Technologies with more than 15 years of public relations, media relations social media, and communications experience in various industries such as hospitality, tourism, and tech. In her role as communications director, Bordinhão will execute strategic PR and marketing plans, coordinate special events, create all press materials and presentations as well assists with marketing Green Zebra Media, a division of GZ6G Technologies.

Before GZ6G Technologies, Bordinhão was Public Relations Manager for MGM Resorts international from 2018 – 2019, providing PR support for 13 award-winning resort properties such as Bellagio, ARIA, Park MGM, MGM Grand, Mandalay Bay, to name a few. She’s garnered millions of impressions for MGM Resorts’ extensive portfolio in major national and international outlets including PEOPLE, EXTRA, HOLA!, Travel & Leisure, Daily Mail (UK), and Discovery Channel (China).

Prior to MGM Resorts International, Bordinhão was the Public Relations Manager for Sundance Helicopters from 2014 - 2018, the longest-running helicopter tour company in Las Vegas. In this role, she would bring positive media attention to the company by cultivating national and international relationships with the media. She also created all press materials, coordinated media events, and partnered with the Las Vegas Convention and Visitor’s Authority to successfully execute familiarization trips for national and international media. Sundance Helicopters was the recipient of Las Vegas Review Journals’ Best of Las Vegas award for Best Helicopter Tour in 2017 and 2018, due in part to her efforts.
Bordinhão has a Bachelor of Arts degree in Communications, with an emphasis in Broadcasting from the University of Nevada Las Vegas where she graduated with honors.

Prior to joining Green Zebra Networks, Tobias was the Sales Development Representative for The Wiser Agency, a digital marketing firm, where she managed and developed B2B connection strategies to build relationships with business owners and key stakeholders generating more than $18,000 per week in sales.

Before The Wiser Agency, Tobias was the Account Manager for RX Technology, a managed IT services provider. There she increased monthly recurring revenue by over 200% within six months and provided training for the sales team.

Tobias graduated Cum Laude with an International Business Major from the University of Incarnate Word in San Antonio, Texas.

The Company works with legal counsel, an accounting firm and an auditing firm on an as needed basis.  The Company is looking to hire technical, marketing and software development engineers/staff as soon as finances allow. We intend to add additional staff as we grow. Any such additions will be made at the discretion of management and to meet the Company's then current needs, all subject to having available resources to attract and retain such staff.

DESCRIPTION OF PROPERTY

The Company’s mailing address at 25422 Trabucco Road, Suite 105-275, Lake Forest, CA 92630 is a shared office complex with mail and other services available on a month-to-month basis at minimal cost.

On August 10, 2019, we entered into a lease agreement with IAC Apartment Development JV LLC to lease approximately 1,500 square feet of space at 861 Tularosa, Irvine, California for a one-year term at a rental rate of $3,455 per month, plus utilities, for the Company’s subsidiary, Green Zebra Media Corp. Green Zebra uses the space for its operations. On April 1, 2020, the landlord and the Company agreed to a rental deferment agreement to defer the rental costs by 50% as a result of COVID-19. The monthly rent commencing April 1, 2020 was $1,727.50 plus utilities. The rental deferment ended on June 1, 2020. The original lease expired on August 9, 2020 and was renewed on expiry for another one-year term at a reduced rate of $3,250 per month.

During fiscal 2020 the Company formed a partnership with one of its branding partners for shared office space in a 5,000 square foot office complex located at 8925 West Post Road, Suite 102, Las Vegas, NV 89148. The shared use of the space by Green Zebra staff is currently provided free of charge as part of the shared contract work between Green Zebra, the Company and the branding partner.

On May 19, 2021 the Company signed an 18-month lease for office premises in California located at 1 Technology Drive, Bldg B, Irvine, CA 92618, Suite no. B123 occupying approximately 6,498 square feet of usable space.  The terms of the lease provide for basic monthly rent in the first year of approximately $9,097 per month, and $9,487 for each of the remaining six months. In addition the tenant shall be responsible for their share of operating expenses, utilities and services.

Additional space is expected to be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We currently trade on the OTC Pink under the symbol GZIC. We have recently submitted an application to move our Company up to the OTCQB.

We currently have 22,793,357 shares of common stock issued and outstanding, 5,000,000 shares of Series A Preferred Stock issued and outstanding, and 1 share of Special Series B Preferred Stock issued and outstanding.  We have issued 10,000,000 shares to our CEO and founder, William Coleman Smith during April 2021 in consideration for an additional 9% of controlled subsidiary, Green Zebra. No other shares have been issued between January 1, 2021 and September 8 , 2021.

Our founder, sole officer and member of the board of directors, continues to run our Company.  Legal, accounting, and auditing professionals have been paid through funding received from third parties.

We currently have one outstanding Loan Treaty in the amount of $1,450,000 that is convertible into common shares at the rate of $0.195 per share, for a total conversion into 7,435,897 common shares. A total of 3,589,744 shares of Common Stock underlying $700,000 in proceeds received to date under this Loan Treaty are being registered in this Offering for the selling stockholder, eSilkroad Network Limited.

We have never paid out cash dividends related to its common stock and do not believe that we will pay dividends in the foreseeable future.

We have not issued any warrants, or options.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019, AND THE NOTES TO THOSE AUDITED FINANCIAL STATEMENTS AS WELL AS THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2021 AND 2020, AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOVLE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN “RISK FACTORS” AND ELSWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE BASED UPON OUR AUDITED FINANCIAL STATEMENTS, WHICH HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("GAAP").

Results of Operations

Revenue

Fiscal Year ended December 31, 2020 and 2019:

We reported revenues of $8,887 and $11,204 in the fiscal years ended December 31, 2020 and 2019, respectively.

Three Months ended June 30, 2021 and 2020

We reported revenues of $Nil and $46 for the three months ended June 30, 2021 and 2020, respectively.

Six  months ended June 30, 2021 and 2020:

We reported revenues of $Nil and $8,792 in the six months ended June 30, 2021 and 2020, respectively.

Operating Expenses

Years ended December 31, 2020 and 2019

For the years ended December 31, 2020 and 2019 we had the following operating expenses:
	Year Ended December 31,
	2020	2019

OPERATING EXPENSES
Cost of revenue	$10,400	$10,400
Depreciation	1,948	3,269
General and administrative	232,052	361,005
General and administrative, related parties	240,000	240,000
Professional fees	59,108	55,195
Total operating expenses	543,508	669,869

(Loss) from operations	(534,621)	(658,665)

Other income (expense)
Interest expense	(3,996,466)	(140,657)
Loss upon notes conversion	(364,909)	-
Change in fair value of derivative liability	(28,844)	12,204
Total other income (expense)	(4,390,219)	(128,453)

Net income (loss)	$(4,924,840)	$(787,118)

Less: net income (loss) attributable to Non-controlling interest	$(174,896)	$(167,326)
Net income (loss) attributable to GZ6G Technologies Corp.	$(4,749,944)	$(619,792)

Total operating expenses for the year ended December 31, 2020 were $543,508 as compared to $669,869 for the year ended December 31, 2019. During the years ended December 31, 2020 and 2019 we reported costs of revenue of $10,400 and $10,400 respectively. The Company incurred $232,052 and $361,005 in general and administrative expenses in the fiscal years ended December 31, 2020 and 2019, respectively and general and administrative costs from related parties of $240,000 and $240,000, respectively.  General and administrative expenses include rent, travel, office and sundry expense, transfer agent costs, consulting, marketing, advertising and promotional expenses. General and administrative expenses incurred from related parties include management fees charged by our CEO William Coleman Smith, and a company controlled by him. Professional fees in the fiscal year ended December 31, 2020 totaled $59,108 as compared to $55,195 in the fiscal year ended December 31, 2019.

Other expense

Other expense reported for the fiscal years ended December 31, 2020 and 2019 totaled  $4,390,219 and $128,453, respectively. During the year ended December 31, 2020 the Company reported interest expenses of $3,996,466 including amortization of debt discount and issuance costs of $3,953,295 and interest expenses of $43,171, a loss on conversion of certain notes of $364,909 and a loss on the change in fair value of derivative liabilities of $28,844. During the year ended December 31, 2019 the Company reported interest expenses of $140,657 including amortization of debt discount and issuance costs of $113,638, noncash interest of $23,580 and interest expenses of $3,439 and a gain on the change in fair value of derivative liabilities of $12,204.

We had a net loss of $4,924,840 in the year ended December 31, 2020 compared to a net loss of $787,118 in the year ended December 31, 2019.

Three Months ended June 30, 2021 and 2020

	Three Months Ended
	June 30,
	2021	2020

OPERATING EXPENSES
Cost of revenue	-	4,204
Research and development expenses	2,600	2,600
Depreciation	1,603	487
General and administrative	183,388	28,336
General and administrative, related parties	90,000	60,000
Professional fees	13,100	14,110
Total operating expenses	290,691	109,737

(Loss) from operations	(290,691)	(109,691)

Other income (expense)
Interest expense	(1,626,026)	(5,589)
Change in fair value of derivative liability	-	(33,617)
Total other income (expense)	(1,626,026)	(39,206)

Net income (loss)	$(1,916,717)	$(148,897)

Less: net income (loss) attributable to Non-controlling interest	(38,055)	(31,559)
Net income (loss) attributable to GZ6G Technologies Corp.	$(1,878,662)	$(117,338)

Net revenues for the three month period ended June 30, 2021 were $Nil as compared to $46 for the three month period ended June 30, 2020.

Total operating expenses for the three months ended June 30, 2021 were $290,691 as compared to $109,737 for the three months ended June, 2020. During the three months ended June 30, 2021 we reported costs of revenue of $Nil and $4,204 respectively. Costs of revenue primarily include the consulting fees and associated expenses related to certain service contracts with specific performance.  As a result of the impact of COVID 19, certain activities which had commenced in the first quarter of fiscal 2020 were suspended and re-engaged in the second quarter of fiscal 2021, resulting in a increase in associated expenses during the comparative six month periods.  The Company incurred $183,388 and $28,336 in general and administrative expenses in the three months ended June 30, 2021 and 2020, respectively and general and administrative costs from related parties of $90,000 and $60,000, respectively.  General and administrative expenses include rent, travel, office and sundry expense, transfer agent costs, consulting, marketing, advertising and promotional expenses. General and administrative expenses incurred from related parties include management fees charged by our CEO, William Coleman Smith, and a company controlled by him. Professional fees in the three months ended June, 2021 totaled $13,100 as compared to $14,110 in the three months ended June 30, 2020.

Other expense

Other expense reported for three months ended June 30, 2021 and 2020 totaled $1,626,026 and $39,206, respectively. During the three months ended June 30, 2021 the Company reported other expenses of $1,626,026 attributable to interest expenses as a result of the debt discount applied to certain convertible promissory notes. During the three months ended June 30, 2020 the Company reported other income expenses of $39,206 including interest expenses of $5,589 and a loss on the change in fair value of derivative liabilities of $33,617.

We had a net loss of $1,916,717 in the three months ended June 30, 2021 compared to a net loss of $148,897 in the three months ended June 30, 2020.

Six months ended June 30, 2021 and 2020

	Six Months Ended
	June 30,
	2021	2020

OPERATING EXPENSES
Cost of revenue	-	69,198
Research and development expenses	5,200	5,200
Depreciation	2,189	974
General and administrative	252,012	96,943
General and administrative, related parties	150,000	120,000
Professional fees	55,256	19,499
Total operating expenses	464,657	311,814

(Loss) from operations	(464,657)	(303,022)

Other income (expense)
Interest expense	(1,930,105)	(60,723)
Change in fair value of derivative liability	-	(82,928)
Total other income (expense)	(1,930,105)	(143,561)

Net income (loss)	$(2,394,762)	$(446,673)

Less: net income (loss) attributable to Non-controlling interest	(80,074)	(98,705)
Net income (loss) attributable to GZ6G Technologies Corp.	$(2,314,688)	$(347,968)

Total operating expenses for the six months ended June 30, 2021 were $464,657 as compared to $311,814 for the six months ended June, 2020. During the six months ended June 30, 2021 we reported costs of revenue of $Nil and $69,198 respectively. Costs of revenue primarily include the consulting fees and associated expenses related to certain service contracts with specific performance.  As a result of the impact of COVID 19, certain activities which had commenced in the first quarter of fiscal 2020 were suspended and re-engaged in the second quarter of fiscal 2021, resulting in a increase in associated expenses during the comparative six month periods.  The Company incurred $252,012 and $96,943 in general and administrative expenses in the six months ended June 30, 2021 and 2020, respectively and general and administrative costs from related parties of $150,000 and $120,000, respectively.  General and administrative expenses include rent, travel, office and sundry expense, transfer agent costs, consulting, marketing, advertising and promotional expenses. General and administrative expenses incurred from related parties include management fees charged by our CEO William Coleman Smith, and a company controlled by him. Professional fees in the six months ended June, 2021 totaled $55,256 as compared to $19,499 in the six months ended June 30, 2020.  The substantial increase to professional fees is directly related to completion of an audit of our fiscal years ended December 31, 2020 and 2019, and the engagement of legal counsel and consultants to prepare an offering statement on Form S-1.

Other expense

Other expense reported for six months ended June 30, 2021 and 2020 totaled $1,930,105 and $143,561, respectively. During the six months ended June 30, 2021 the Company reported other expenses of $1,930,105 attributable to interest expenses as a result of the debt discount applied to certain convertible promissory notes. During the six months ended June 30, 2020 the Company reported other income expenses of $143,561  including interest expenses of $60,723 and a loss on the change in fair value of derivative liabilities of $82,928.

We had a net loss of $2,314,688 in the six months ended June 30, 2021 compared to a net loss of $347,968 in the six months ended June 30, 2020.

Statement of Cash Flows

December 31, 2020 and 2019

The following table summarizes our cash flows for the period presented:

	December 31, 2020	December 31, 2019
Net cash provided by (used in) operating activities	24,332	(256,010)
Net cash used in investing activities	(4,990)	(5,842)
Net cash provided by financing activities	130,843	292,184
Increase in cash	150,185	30,332
Cash end of year	180,544	30,359

Cash Used in Operating Activities

Cash provided by operating activities for the year ended December 31, 2020 was $24,332 as compared to $256,010 of cash used by operating activities in the year ended December 31, 2019.

Cash provided by operating activities for the year ended December 31, 2020 was primarily the result of our net loss of $4,749,944 and the loss attributed to the non-controlling interest of $174,896 offset by non-cash items including amortization of debt discount and offering costs of $3,953,295, a fair value adjustment to certain derivative liabilities of $28,844, a loss on conversion of certain notes of $364,909 and depreciation of $1,948.  Changes in operating activities in the year ended December 31, 2020 included a decrease in prepaid expenses of $10,400, a decrease in other current assets of $7,398, an increase to accounts payable of $84,663, and increase in related party payables of $300,715 and an increase in customer deposits of $197,000 for total cash provided by operating activities of $24,332.  Cash used in operating activities for the year ended December 31, 2019 was primarily the result of our net loss of $619,792 and the loss attributed to the non-controlling interest of $167,326, offset by non-cash items including amortization of debt discount and offering costs of $113,638, a gain as a result of a fair value adjustment to certain derivative liabilities of $12,204, non-cash interest of $23,580, stock-based compensation of $110,000 and depreciation of $3,269.  Changes in operating activities in the year ended December 31, 2019 included a decrease in prepaid expenses of $10,400, an increase in other current assets of $12,911, an increase in accounts receivable of $3, an increase to accounts payable of $10,974, an increase in related party payables of $219,365 and an increase in customer deposits of $65,000 for total cash used in operating activities of $256,010.

Cash Used In Investing Activities

Cash used by investing activities for the years ended December 31, 2020 and 2019 related to equipment purchases and totaled $4,990 and $5,842 respectively.

Cash Provided by Financing Activities

During the year ended December 31, 2020, financing activities provided cash of $130,843, which was comprised of proceeds from loans payable of $89,450, proceeds from advances from third parties of $50,000 and repayments of convertible notes of $8,607.

During the year ended December 31, 2019, financing activities provided cash of $292,184, including proceeds from convertible notes of $150,005, advances from third parties of $150,000, repayment of a bank overdraft of $961, and repayments to convertible notes of $6,860.

Statement of Cash Flows

June 30, 2021 and 2020

The following table summarizes our cash flows for the period presented:

	June 30, 2021	June 30, 2020
Net cash (used in) operating activities	$(420,489)	$(74,808)
Net cash used in investing activities	(98,335)	-
Net cash provided by (used in) financing activities	926,520	80,843
Increase (decrease) in cash	407,696	6,035
Cash end of period	$588,240	$36,394

Cash Used in Operating Activities

Cash used in operating activities for six months ended June, 2021 was $420,489 as compared to $74,808 of cash used by operating activities in the six months ended June 30, 2020.

Cash used in operating activities for the six months ended June 30, 2021 was primarily the result of our net loss of $2,314,688 and the loss attributed to the non-controlling interest of $80,074 offset by non-cash items including amortization of debt discount and issuance costs of $1,884,293, amortization of right of use assets of $130, fixed assets reclassified to advertising expenses of $4,990 and depreciation of $2,189.  Changes in operating activities in the six months ended June 30, 2021 included an increase in prepaid expenses of $2,278, an increase in other current assets of $10,436 a decrease to accounts payable of $9,626, and a decrease in related party payables of $85,759 for total cash used in operating activities of $420,489.  Cash used in operating activities for the six months ended June 30, 2020 was primarily the result of our net loss of $347,968 and the loss attributed to the non-controlling interest of $98,705, offset by non-cash items including amortization of debt discount and issuance costs of $55,812, a gain as a result of a fair value adjustment to certain derivative liabilities of $82,928, and depreciation of $974.  Changes in operating activities in the six months ended June 30, 2020 included a decrease in prepaid expenses of $5,200, a decrease in other current assets of $7,398, an  in customer deposits of $65,000, an increase in accounts payable of $53,539, and an increase in related party payables of $10,014 for total cash used in operating activities of $74,808.

Cash Used In Investing Activities

Cash used by investing activities for six months ended June 30, 2021 and 2020 related to equipment purchases of $98,335 and $Nil respectively.

Cash Provided by Financing Activities

During the six months ended June 30, 2021, financing activities provided net cash of $926,520, which was comprised of proceeds from convertible notes $900,000 and proceeds from share subscriptions receivable of $150,000, offset by repayments of related party debt of $123,480.

During the six months ended June 30, 2020, financing activities used cash of $80,843, including proceeds from debt of $89,450 and repayments to convertible notes of $8,607.

Plan of Operation:

We are an emerging smart city technology growth company that provides wireless and monetization enterprise level smart solutions to cities and large venues that require multiple types of products, services and third-party solutions to fulfill client needs.  To date we have generated modest revenues from operations, and while we have various contracts in place for future development, there is no assurance of future revenues.

Liquidity and Capital Resources

The Company has been in the start-up phase and has generated modest revenues from its operations, and while we have various contracts in place for future development, there is no assurance of future revenues.  As at June 30, 2021 the Company had cash on hand of $588,000 (December 31, 2020 - $180,544) and an accumulated deficit of $8,375,611 (December 31, 2020 - $6,060,923). In December 2020, the Company signed a convertible promissory note with a third party to provide an aggregate amount of $450,000 in $25,000 increments weekly, which has been sufficient to meet our current operational needs to date, however, we do not have on hand sufficient funds to fully implement our planned business operations.  In April 2021 this note was amended to include an additional $1,000,000 in funding, payable over 90 business days commencing April 16, 202 of which $500,000 has been provided as of the date of this Offering Statement. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our change in control in fiscal 2018, we have raised capital through equity sales, loans and advances and support from our sole officer and a director, William Coleman Smith.  We plan to raise the additional proceeds required of $5,000,000 through sales of equity under this Offering.  The issuance of additional securities may result in significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

Covid-19 Pandemic

The recent COVID-19 pandemic could have a continuing adverse impact on our existing sponsorship and revenue agreements.  To date, the implementation of services under certain of these agreements have experienced delays as a result of the pandemic. COVID-19 has caused significant disruptions to the global financial markets, which may also impact our ability to raise additional capital. During March 2020, we gave notice of furlough to our administrative support employees in an effort to conserve resources as we evaluated our business development efforts during that period.  In April 2020, the Company received a grant of $6,000 and in May 2020 we received a PPP loan and an SBA loan in the approximate cumulative amount of $90,000 for operations. With the recently negotiated financing the Company is currently reopening offices and has commenced the hiring of additional staff as well as the upgrading of infrastructure requirements to meet anticipated customer needs.   While recent progress in the battle against COVID leads us to believe that the worst of the effects of the pandemic are past, we cannot say with certainty that the situation will not change.  The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, is highly uncertain and still subject to change. While significant uncertainty remains, despite the fact that  the Company has been able to source financing, it remains that the COVID-19 outbreak may have a negative impact on continuing funding and its ability to work through its collaborative development efforts with industry partners, and in acquiring venues due to the continuing impact of COVID 19. To mitigate impact the Company is currently focusing its efforts on contracts in the wireless and cellular telecommunications segment, as well as the infrastructure components of its existing contracts to allow for continuity and forward momentum.

Going Concern

The audited consolidated financial statements and interim unaudited condensed consolidated financial statements herein have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2021, the Company had a working capital deficit of $4,063,346 with approximately $588,000 of cash on hand and an accumulated deficit of $8,375,611. In December 2020, the Company signed a convertible promissory note with a third party to provide an aggregate amount of $450,000 in $25,000 increments weekly, which has been sufficient to meet our current operational needs to date. During the six  months ended June 30, 2021, this note was amended to include an additional $1,000,000 in funding, payable over 90 business days commencing April 16, 2021 of which $500,000 has been received as of the date of this Offering Statement. The Company anticipates a need for a further $5,000,000 in fiscal 2021 to meet its upgraded infrastructure requirements. The continuation of the Company as a going concern is dependent upon the ability to raise additional equity and/or debt financing and the attainment of profitable operations from the Company's future business. If the Company is unable to obtain adequate capital as needed, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

Research and Development Costs

We charge research and development costs to operations as incurred in accordance with ASC 730-Research and Development, except in those cases in which such costs are reimbursable under customer funded contracts. These amounts are not reflected in the reported research and development expenses in each of the respective periods but are included in net sales with the related costs included in cost of sales in each of the respective periods. During each of the six months ended June 30, 2021 and 2020 we expended $5,200 on research and development costs.

Stock-Based Compensation

We account for stock-based transactions in which the Company receives services from employees, directors or others in exchange for equity instruments based on the fair value of the award at the grant date in accordance with ASC 718 – Compensation-Stock Compensation. Stock-based compensation cost for stock options or warrants is estimated at the grant date based on each instrument’s fair value as calculated by the Black-Scholes option pricing model. We recognize stock-based compensation cost as expense ratably on a straight-line basis over the requisite service period for the award.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature. As of June 30, 2021, and December 31, 2020, the Company had recorded within Convertible Notes, net of discount, the amount of $9,874,778 and $164,104 for the value of the stock settled debt for certain convertible notes.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The update also provides for expanded disclosure requirements to increase transparency. For SEC filers, excluding smaller reporting companies, this update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, this Update is effective for fiscal years beginning after December 15, 2023, including interim periods therein.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. No assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following table sets forth the names and ages of our current directors and executive officers as well as the principal offices and positions held by each person. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Smith, we have no promoters as Rule 405 of Regulation S-K defines that term.

NAME	AGE	POSITION
William Coleman Smith	59	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Brian Scott Hale	54	Director
William Ray Procanik	49	Director

EXECUTIVE SUMMARIES

July 9, 2018, to Present: William Coleman Smith, Founder, Sole Officer and Director, Member of Audit Committee

Coleman Smith has more than 25 years in the telecommunication industry and as a tech entrepreneur. He established two of the largest global cloud based application networks for the media and education industry, and developed sales channel partnerships to launch a global e-learning network that sold software (SaaS) products through partner resellers worldwide, which he eventually sold in 2005. Because of his global network, in 2006 he started a digital marketing agency which was the first web-based cloud, ad network that grew to over 6,500 publishing partners, which transformed online display advertising before selling in 2010.

April 29, 2018, to Present:  Mr. Smith serves as the Chairman of the Board, Chief Executive Officer and President of Green Zebra Media Corp, the Company’s wholly owned subsidiary.

December 28, 2003, to Present: Smith also serves as Chairman of the Board, CEO, and President of ELOC Holdings Corporation since its inception. ELOC Holdings Corporation is a digital media technology holdings company. Subsidiaries own and operate proprietary Web TV channels, social media network channels, 100's of hours of documentaries, training and education programs, e-learning technology, digital content distribution technology, file sharing & collaboration technology, digital video production, and software development.
An experienced industry executive, Mr. Smith held numerous roles in Fortune 500 companies, including Major and National Account Representative for MCI Communications, Senior Clinical Representative for General Electric, and Senior Business Analyst for Dun and Bradstreet.

A recipient of numerous business awards such as the Ernst & Young Executive of the Year in 1999 and the Ernst & Young Entrepreneur of the Year in 1996, Smith also holds several ExecRank Certifications from “Understanding SEC Compliance” to “Translating Cybersecurity.” He’s also authored 13 Keep It Simple series books for Entrepreneurs.
In addition to his storied business career, Smith served as a military medic in the United States Navy from 1985 to 1990 and was honorably discharged.

Smith is a graduate of East Tennessee State University with a Bachelor of Science degree in Finance and also has his Master’s Degree in Business Administration from the University of Southern California.

Brian Scott Hale:  August 6, 2021 – Independent Director of GZ6G Technologies Corp., Member of Audit Committee

Mr. Hale has been the owner, and operator of Anchor Commercial Development, a commercial real estate development company, since August 2003, and continues to run Anchor Commercial Development on a daily basis, responsible for the day-to-day business operations. Mr. Hale has more than 20 years of commercial real estate development experience and has successfully founded, operated, and managed over a dozen multi-million-dollar companies with a focus on shopping center construction, renovation, maintenance, and management. Mr. Hale successfully opened, and was heavily involved, in every step of construction with his first shopping center, Dayco Crossing in 2003, a 44,000 sq. feet shopping center in Dayton, Tennessee. Today, he continues to build successful centers throughout the country with his company Anchor Commercial Development. Mr. Hale is poised to assist the facilitation of development for the company through technical analysis and creative solutions.

William Ray Procanik – Independent Director – GZ6G Technologies Corp., Member of Audit Committee

Mr. Procanik has been the owner and operation of RIS Sales, an independent manufacturing company that consults and provides sales representation, for new retail products looking to supply a Big Box Retailer, since July 2014.  He continues to run RIS Sales on a daily basis, overseeing the day-to-day operations of the company. Mr. Procanik has been in sales management and business development for the past twenty-five years and has worked with Fortune 500 Companies, as well as start-up companies and family businesses.  In addition to sales management and business development, Mr. Procanik has experience in strategic planning, executive recruiting, contract negotiations, public relations and public speaking, and multi-store retail management.  Mr. Procanik attended college at Springfield College, in Springfield, Massachusetts from 1990-1994, and studied business and liberal arts.  He participated in College Varsity Football, Big Brothers/Big Sisters of Springfield MA and was involved in student government, and Young Entrepreneurs Organization.  Mr. Procanik currently resides in Connecticut.

During the past ten years, except as noted above, the officers and directors of the Company have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) iii)
Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our CEO (William Coleman Smith) December 31, 2019 to December 31, 2020. Neither Mr. Smith, nor any other person received compensation from us for the fiscal period year-end December 31, 2019 and the fiscal period year-end December 31, 2020, in excess of $100,000. William Smith’s employment agreement provides for salary payments of $10,000.00 per month. However, said salaries are currently being accrued and deferred until such time that the Company is in a position, as determined in Mr. Smith’s sole discretion, to begin making any such payments. Our Board of Directors may adopt an Equity Incentive Plan for us that may result in the granting stock based compensation for our CEO. a

Name and Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred ($)	All other Compensation ($)	Total ($)
William C. Smith CEO, CFO, Treasurer, Secretary	2019	$240,000	-0-	-0-	-0-	-0-	-0-	-0-	$240,000
William C. Smith CEO, CFO, Treasurer, Secretary	2020	$240,000	-0-	-0-	-0-	-0-	-0-	-0-	$240,000

Notes to Summary Compensation Table:

On July 9, 2018, Mr. William Coleman Smith was appointed to the Board of Directors of the Company and as President, Secretary and Treasurer of the Company.  Subsequently, on July 10, 2018, the Company executed a consulting agreement with ELOC Holdings Corp. whereby ELOC will provide the services of Mr. Smith for a fee of $10,000 per month. ELOC Holdings, Corp is a company controlled by Mr. Smith.

On April 29, 2014, our 60% controlled subsidiary, GZMC, entered into a management and consulting agreement with Mr. Smith, the sole officer and director of GZMC whereunder GZMC was required to pay an annual salary of $120,000 to Mr. Smith.

Director Compensation

Currently, there is no compensation in any form including payments of cash or in equity paid for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service.  At this time no other plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

There is no compensation disclosed on the Director Compensation Table below as the Directors of the Company received no compensation as Directors; instead, any compensation received is shown in the Executive Compensation Summary Table above for those Officers who happen also to be Directors of ours.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
William C. Smith Director	0	0	0	0	0	0	0

Code of Ethics

We have not adopted a Code of Ethics and plan to do so in the future.

Conflicts of Interest

Coleman Smith and ELOC Holdings Corp.

On July 9, 2018, Mr. William Coleman Smith was appointed to the Board of Directors of the Company and as President, Secretary and Treasurer of the Company.  Subsequently, on July 10, 2018, the Company executed a consulting agreement with ELOC Holdings Corp. whereby ELOC will provide the services of Mr. Smith for a fee of $10,000 per month. ELOC Holdings, Corp is a company controlled by Mr. Smith.

On April 29, 2014, our 60% controlled subsidiary, GZMC, entered into a management and consulting agreement with Mr. Smith, the sole officer and director of GZMC whereunder GZMC was required to pay an annual salary of $120,000 to Mr. Smith.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp made short term loans with interest at 1.5% per month to the Company to pay various expenses.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp also advanced funds to the Company to pay various expenses.

As of December 31, 2020, Mr. Smith, ELOC Holdings Corp. and the Company agreed to retroactively allocate interest in the amount of 5% per annum to loans, advances, wages, and management fees payable by each of GZMC and the Company from January 1, 2020, forward. The parties entered into a single consolidated promissory note for all amounts payable to each of ELOC and Smith, with a principal amount of $1,217,579 payable to ELOC and the Company recorded associated interest expenses of $22,629 for the fiscal year ended December 31, 2020.  The Company recorded associated interest expenses of $28,374 and $227 for the six months ended June 30, 2021 and 2020, respectively.

Effective April 1, 2021, the Company revised Mr. Smith's compensation so that he receives $10,000 per month directly as an employee in addition to accrued monthly fees for management services provided through controlled entity ELOC of $10,000, and $10,000 in paid monthly salary from GZMC.

Securities Purchase Agreement – William Coleman Smith

On April 8, 2021, the Company and William Coleman Smith, officer and director entered into a securities purchase agreement whereunder Mr. Smith sold an additional 9% interest in GZMC to the Company for consideration of 10 million unregistered, restricted shares of common stock. On the conclusion of the transaction, the Company controlled 60% of GZMC.

On August 6, 2021, Mr. Brian Scott Hale and Mr. William Ray Procanik were appointed to the Board of Directors; both agreed to serve on the Board for a minimum of six months, without compensation.

Family Relationships

There are no family relationships between any director or executive officer.

Director Independence

Our board of directors is currently composed of three members, two of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Investor Relations team. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. All communications addressed to our Director and Executive Officers will be reviewed by the appropriate Officer unless the communication is clearly frivolous.

Board Committees

We have recently formed an audit committee, consisting of our three board members, two of whom are independent.  We do not have any other board committees including a nominating, compensation, or executive committee. We currently have limited operating revenues. Presently, we have two independent directors. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain additional independent directors with additional financial expertise and expect to form, compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our directors perform all functions that would otherwise be performed by committees.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Long-Term Incentive Plans

We do not have a Long-Term Incentive Plan that involves ongoing Restricted Stock and Stock Option grants of which are performance based. We have not issued any Stock Option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE MANAGEMENT

The following table sets forth certain information at September 8 , 2021, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 8, 2021, we had 22,793,357 shares of Common Stock; 5,000,000 shares of Series A Preferred Stock issued and outstanding; and 1 share of Special 2018 Series B Preferred Stock issued and outstanding to our Directors and Executive Officers as a group.

Name and address of beneficial owner	Common Stock	Series A Preferred Stock (2)	Series B Preferred Stock	Beneficial Ownership as Converted	Percentage of Class of Stock (1)
William Coleman Smith 3333 Michelson Dr., 3rd Floor Irvine, California 92612	62,500,000(2)	5,000,000	1	50,000,000 shares of common stock as to Series A (2) Series B - No Rights of Conversion	85.86 % Common 100% Series Preferred A 100% Series B Preferred
William Ray Procniak 58 Woodley Court, Unit 16, Meriden CT, 06450	540	-	-	-	<0% Common
Brian Scott Hale 3035 Rhea Hwy, Suite 150 Dayton TN 37321	600,000	-	-	-	0.008% Common
Total	63,100,540	5,000,000	1		86.68% Common 100% Series Preferred A 100% Series B Preferred
(1) Based on 72,793,357 shares outstanding including 22,793,357 common shares currently issued and outstaning, and 50,000,000 shares of common stock available for conversion from 5,000,000 shares of Series A Preferred held by Mr. Smith.
(2) Includes 5,000,000 shares of Series A Preferred Stock as converted. Each shares of Series A Preferred Stock is convertible into 10 shares of Comon Stock

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

In a private transaction, Mr. William Coleman Smith acquired 2,500,000 shares of the Company’s common stock from the former controlling shareholder, Mr. Terrence Flowers, for total consideration of $15,000 and became the Company’s controlling shareholder.

On November 19, 2018, the Company issued a total of 5,000,000 shares of Series A Preferred Stock and 1 share of Series B Preferred Stock to William Coleman Smith, our sole director and officer, as partial consideration in exchange for 51% of the outstanding shares of GZMC.

On April 29, 2021, Mr. Smith was issued 10,000,000 shares of common stock in exchange for an additional 9% ownership of Green Zebra Media Corp.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•	Voting Rights: The Series A Preferred Stock have one vote for each share owned.

•
Adverse Effects:  The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of A Preferred Stock without the written consent of the holder(s) of the Series A Preferred Stock.

•
Conversion: The shares of Series A Preferred Stock shall convert into common shares at the rate of 10 new shares for every one share of Special 2018 Series A Preferred Stock owned.  The holder of the Special 2018 Series A Preferred Stock can convert the shares into common shares at any time.

•	Dividends: The Series A Preferred Stock are not entitled to any dividends.

•	No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2018 Series A Preferred Stock.

The Special Series B Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Special Series B Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•
Voting Rights: The Special 2018 Series B Preferred Stock stockholder is entitled to 51% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of the stockholders of the Corporation (and written actions of the stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

•
Adverse Effects: The Corporation cannot amend, alter, or repeal the preferences, rights, powers or other terms of the Special 2018 Series B Preferred Stock without the written consent or affirmative vote of the holder of the Special 2018 Series B Preferred Stock.

•	Dividends: The Special 2018 Series B Preferred Stock shall not be entitled to any dividends.

•	No Impairment: The Corporation shall not intentionally take any action which would impair the rights and privileges of the Special 2018 Series B Preferred Stock.

We are not aware of any arrangements that could result in a change of control. Mr. WIlliam Coleman Smith is currently the controlling shareholder of the Company and upon conversion of his Series A Preferred Shares would remain the controlling shareholder of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Coleman Smith and ELOC Holdings Corp.
On July 9, 2018, Mr. Coleman Smith was appointed to the Board of Directors of the Company and as President, Secretary and Treasurer of the Company. Concurrently, in a private transaction, Mr. Smith acquired 2,500,000 shares of the Company’s common stock from Mr. Flowers for total consideration of $15,000 and became the Company’s controlling shareholder. Subsequently, on July 10, 2018, the Company executed a consulting agreement with ELOC Holdings Corp. whereby ELOC will provide the services of Mr. Smith for a fee of $10,000 per month. ELOC Holdings, Corp is a company controlled by Mr. Smith.

On November 19, 2018, the Company issued a total of 5,000,000 shares of Series A Preferred Stock and 1 share of Series B Preferred Stock to William Coleman Smith, our sole director and officer, as partial consideration in exchange for 51% of the outstanding shares of Green Zebra Media Corp (GZMC).

On April 29, 2014, our 51% controlled subsidiary, GZMC, entered into a management and consulting agreement with Mr. Smith, the sole officer and director of GZMC whereunder GZMC was required to pay an annual salary of $120,000 to Mr. Smith.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp made short term loans to the Company with interest at 1.5% per month to pay various expenses.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp also advanced funds to the Company to pay various expenses.

As of December 31, 2020, Mr. Smith, ELOC Holdings Corp. and the Company agreed to retroactively allocate interest in the amount of 5% per annum to loans, advances, wages and management fees payable by each of GZMC and the Company from January 1, 2020 forward. The parties entered into a single consolidated promissory note for all amounts payable to each of ELOC and Smith, with a principal amount of $1,217,579 payable to ELOC and the Company recorded associated interest expenses of $22,629 for the fiscal year ended December 31, 2020.

The Company recorded associated interest expenses of $13,066 and $176 for the three months ended June 30, 2021 and 2020, respectively. The Company recorded associated interest expenses of $28,374 and $227 for the six months ended June 30, 2021 and 2020, respectively.

During the six months ended June 30, 2021, the Company paid a total of $151,854 to ELOC  to pay down the principal balance on the loan.

The following amounts were included in debt to related party on our Balance Sheets:

Balance at December 31, 2020, Debt, related party	$1,217,579
Payments on loan	(151,854)
Accrued interest payable	28,374
Balance at June 30, 2021, Debt, related party.	$1,094,099

During the three months ended June 30, 2021, the Company accrued $30,000 in management fees due to ELOC and paid management fees to Coleman Smith of $60,000. During the six months ended June 30, 2021, the Company accrued $60,000 in management fees to ELOC and paid management fees to Coleman Smith of $90,000.   Further, Mr. Smith received payments for expenses and invoiced the Company for expenses paid on behalf of the Company leaving a net amount due for expenses of $25,758.

The following amounts were included in related party payables on our Balance Sheets:
	June 30, 2021	December 31, 2020
Coleman Smith, President	$25,758	$-
ELOC Holdings Corp.	60,000	-
Terrence Flowers	110	110
	$85,868	$110

Securities Purchase Agreement – William Coleman Smith

On April 8, 2021, the Company and William Coleman Smith, officer and director entered into a securities purchase agreement whereunder Mr. Smith sold an additional 9% interest in GZMC to the Company for consideration of 10 million unregistered, restricted shares of common stock. On the conclusion of the transaction, the Company controlled  60% of GZMC.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);
(B) any nominee for election as one of our directors;
(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

RECENT SALES/ISSUANCE OF UNREGISTERED SECURITIES.

Between January 1, 2019 and December 31, 2020, and through September 8 , 2021, we have issued the following securities.

(1)	On August 26, 2019, Diamondrock, Ltd. was issued 100,000 shares of common stock pursuant to a commitment Fee on Financing Agreement.

(2)
Subsequent to a partial assignment of a Convertible Note, to various purchasers on September 28, 2020, the Company received notices of election to convert the entire principal balance of $147,000 on October 1, 2020. The Company issued a total of 3,500,001 shares of common stock to six individuals in full and final settlement of the New Note on October 26, 2020.

(3)
Subsequent to a partial assignment of Convertible Note, to various purchasers on December 30, 2020, the Company received notices of election to convert the entire principal balance of $150,000, plus accrued interest of $13,558.31, on December 31, 2020. The Company issued a total of 3,894,245 shares of common stock to six individuals in full and final settlement of the New Note on December 31, 2020.

(4)	On December 30, 2020, 600,000 common shares were purchased by a third party for the total amount of $150,000.00; at $0.25 per share. These shares were issued on January 26, 2021, and are restricted.

(5)	On April 29, 2021, 10,000,000 common shares were issued to William Coleman Smith in exchange for an additional 9% ownership of Green Zebra Media Corp.

All of the shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering; all of the shares contain a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

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FINANCIAL STATEMENTS TABLE OF CONTENTS

GZ6G TECHNOLOGIES CORP.

 TABLE OF CONTENTS FOR AUDITED FINANCIAL STATEMENTS
December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
GZ6G Technologies Corp.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of GZ6G Technologies Corp. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Consideration of the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has minimal operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure
The consolidated financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Consideration of the Company’s Ability to Continue as a Going Concern” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has a net working capital deficit. The Company has contractual obligations such as commitments for repayments of accounts and notes payable and accrued interest (collectively “obligations”). Currently management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, obtaining additional financing through loans from related and unrelated parties, and private placements of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through related and unrelated party loans.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2019.

Pinnacle Accountancy Group of Utah
(a dba of Heaton & Company, PLLC)
Farmington, Utah
April 15, 2021, except for the matters described in Note 1, Note 3, Note 11 and Note 13 which are dated August 13, 2021

GZ6G TECHNOLOGIES CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$180,544	$30,359
Accounts receivable, net	2,000	2,000
Prepaid expenses	11,267	21,667
Subscription receivable	150,000	-
Other current assets	5,513	12,911
Total current assets	349,324	66,937

Property and equipment, net	8,602	5,560
TOTAL ASSETS	$357,926	$72,497

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$234,773	$168,391
Related party payables	110	916,522
Advances payable	-	150,000
Deferred revenue	287,000	90,000
Debt, current portion	3,768	3,768
Debt, related party	1,217,579	-
Convertible notes, net of debt discount	52,740	106,777
Derivative liability	-	154,847
Total current liabilities	1,795,970	1,590,305

Debt, net of current portion	89,450	-
Total liabilities	1,885,420	1,590,305

Stockholders' deficit
Series A Preferred stock, $0.004 par, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding	20,000	20,000
Series B Preferred stock, $0.001 par, 1 share authorized, 1 issued and outstanding	-	-
Common stock, $0.001 par, 500,000,000 shares authorized, 12,793,357 and 4,799,112 shares issued and outstanding as at December 31, 2020 and December 31, 2019, respectively	12,793	4,799
Additional paid in capital	5,180,816	273,656
Accumulated deficit	(6,060,923)	(1,310,979)
Total GZ6G Technologies Corp shareholders’ deficit	(847,314)	(1,012,524)
Non-controlling interest	(680,180)	(505,284)
Total stockholders’ deficit	(1,527,494)	(1,517,808)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$357,926	$72,497

The accompanying notes are an integral part of these audited consolidated financial statements

GZ6G TECHNOLOGIES CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019

NET REVENUES	$8,887	$11,204

OPERATING EXPENSES
Cost of revenue	10,400	10,400
Depreciation	1,948	3,269
General and administrative	232,052	361,005
General and administrative, related parties	240,000	240,000
Professional fees	59,108	55,195
Total operating expenses	543,508	669,869

(Loss) from operations	(534,621)	(658,665)

Other income (expense)
Interest expense	(3,996,466)	(140,657)
Loss on note conversion	(364,909)	-
Change in fair value of derivative liability	(28,844)	12,204
Total other income (expense)	(4,390,219)	(128,453)

Net income (loss)	$(4,924,840)	$(787,118)

Less: net income (loss) attributable to Non-controlling interest	(174,896)	(167,326)
Net income (loss) attributable to GZ6G Technologies Corp.	$(4,749,944)	$(619,792)

Basic and diluted net loss per common share	$(0.84)	$(0.13)

Weighted average shares, basic and diluted	5,670,970	4,734,003

The accompanying notes are an integral part of these audited consolidated financial statements

GZ6G TECHNOLOGIES CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Series A Preferred Stock				Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-controlling	Total Stockholders’
	Shares			Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance, December 31, 2018	5,000,000			$20,000	1	$-	4,699,111	$4,699	$157,222	$(691,187)	$(337,958)	$(847,224)
Derivative liability reclassed upon debt paid	-			-	-	-	-	-	6,534	-	-	6,534
Stock based Compensation	-			-	-	-	100,000	100	109,900	-	-	110,000
Net income (loss)	-			-	-	-	-	-	-	(619,792)	(167,326)	(787,118)
Balance, December 31, 2019	5,000,000			$20,000	1	$-	4,799,111	$4,799	$273,656	$(1,310,979)	$(505,284)	$(1,517,808)

Derivative liability reclassed upon debt paid		-		-	-	-	-	-	10,584	-	-	10,584
Issuance of common stock for debt conversion		-		-	-	-	7,394,246	7,394	4,747,176	-	-	4,754,570
Issuance of common stock for private placement			-	-	-	-	600,000	600	149,400	-	-	150,000
Net income (loss)			-	-	-	-	-	-	-	(4,749,944)	(174,896)	(4,924,840)
Balance, December 31, 2020	5,000,000			$20,000	1	$-	12,793,357	$12,793	$5,180,816	$(6,060,923)	$(680,180)	$(1,527,494)

The accompanying notes are an integral part of these audited consolidated financial statements

GZ6G TECHNOLOGIES CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Loss attributable to GZ6G Technologies Corp	$(4,749,944)	$(619,792)
Non-controlling interest	(174,896)	(167,326)
Loss	(4,924,840)	(787,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and issuance cost	3,953,295	113,638
Non-cash interest	-	23,580
Fair value adjustments to derivative liability	28,844	(12,204)
Loss upon notes conversion	364,909	-
Depreciation	1,948	3,269
Stock based compensation	-	110,000
Changes in operating assets and liabilities:
(Increase) accounts receivable	-	(3)
Decrease prepaid expenses	10,400	10,400
(Increase) decrease in other current assets	7,398	(12,911)
Increase (decrease) in accounts payable and accrued expenses	84,663	10,974
Increase in related party payables	300,715	219,365
Increase in customer deposits	197,000	65,000
Net cash provided by (used in) operating activities	24,332	(256,010)

Cash Flows from Investing Activities:
Purchase equipment	(4,990)	(5,842)
Net cash used in investing activities	(4,990)	(5,842)

Cash flows from financing activities:
Bank overdraft	-	(961)
Advances	50,000	150,000
Proceeds from loan payable	89,450	-
Proceeds from convertible notes		150,005
Repayments to convertible notes	(8,607)	(6,860)
Net cash provided by financing activities	130,843	292,184

Net increase in cash	150,185	30,332
Cash-beginning of period	30,359	27
Cash-end of period	$180,544	$30,359

SUPPLEMENTAL DISCLOSURES
Interest paid	$1,393	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Balance of payable to related parties converted to debt, related parties	$1,217,579	$-
Stock-settled debt liability	$1,204,000	$-
Conversion of debt into common stock	$310,558	$-
Stock issued under subscription receivable	$150,000	$-

The accompanying notes are an integral part of these audited consolidated financial statements

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

GZ6G Technologies Corp. (formerly Green Zebra International Corp.)  (the “Company” or “GZ6G”) is a complete enterprise smart solutions provider for large venues and cities. Focused on acquiring smart city solutions, developing innovative products, and overseeing smart cities and smart venues, GZ6G also assists in modernizing clients with innovative wireless IoT technology for the emerging 5G and Wi-Fi 6 marketplaces. Target markets include stadiums, airports, universities, and smart city projects. The Company is organized under the laws of the State of Nevada and has offices in California and Nevada.

In November 2018, the Company changed its name from NanoSensors, Inc. to Green Zebra International Corp. following a merger with Green Zebra Media Corp., a Delaware corporation, under common control.

The Board of Directors approved a name change and a reverse stock split of the Company’s issued and outstanding common shares at a ratio of 200 to 1 on December 18, 2019. The accompanying financial statements, and all share and per share information contained herein has been retroactively restated to reflect the reverse stock split. On December 20, 2019, the Company changed its name from Green Zebra International Corp. to GZ6G Technologies Corp.

Going Concern

These audited consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2020, the Company had a working capital deficit of $1,446,646 with approximately $180,000 of cash on hand and an accumulated deficit of $6,060,923. In December 2020, the Company signed a convertible promissory note with a third party to provide an aggregate amount of $450,000 in $25,000 increments weekly, which has been sufficient to meet our current operational needs to date. Subsequent to the fiscal year end, this note was amended to include an additional $1,000,000 in funding, payable over 90 business days commencing April 16, 2021. The Company anticipates a need for a further $5,000,000 in fiscal 2021 to meet its upgraded infrastructure requirements. The continuation of the Company as a going concern is dependent upon the ability to raise additional equity and/or debt financing and the attainment of profitable operations from the Company's future business. If the Company is unable to obtain adequate capital as needed, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Covid-19 Pandemic: The recent COVID-19 pandemic could have a continuing adverse impact on our existing sponsorship and revenue agreements.  To date, the implementation of services under certain of these agreements have experienced delays as a result of the pandemic. COVID-19 has caused significant disruptions to the global financial markets, which may also impact our ability to raise additional capital. During March 2020, we gave notice of furlough to our administrative support employees in an effort to conserve resources as we evaluate our business development efforts in the coming months.  In April 2020, the Company received a grant of $6,000 and in May 2020 we received a PPP loan and an SBA loan in the approximate cumulative amount of $90,000 for operations. With the recently negotiated financing the Company is currently reopening offices and has commenced the hiring of additional staff as well as the upgrading of infrastructure requirements to meet anticipated customer requirements.    While recent progress in the battle against COVID leads us to believe that the worst of the effects of the pandemic are past, we cannot say with certainty that the situation will not change.  The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, is highly uncertain and still subject to change. While significant uncertainty remains, despite the fact that  the Company has been able to source financing, it remains that the COVID-19 outbreak may have a negative impact on its ability to work through its collaborative development efforts with industry partners, and in acquiring venues due to the continuing impact of COVID 19.To mitigate impact the Company is currently focusing its efforts on contracts in the wireless and cellular telecommunications segment, as well as the infrastructure components of its existing contracts to allow for continuity and forward momentum.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States ("GAAP"), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Consolidation

These consolidated financial statements include the accounts of GZ6G Technology Corp.  and its 51% controlled subsidiary, Green Zebra Media Corp. (“GZMC’). as of December 31, 2020. All significant intercompany accounting transactions have been eliminated as a result of consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers The core principle of this standard is that a company should record revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Further under ASC 606, the Company recognizes revenue from licensing agreements and service-based contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

We earn revenue from both digital marketing and the sale of WiFi and communication solutions to customers around the world.  Revenue is earned from sales of our WiFi media platform and our WiFi monetization hardware (GZ Media hub) embedded with GZ software to create monetization and communication solutions for our customers. Our sales can consist of any one or a combination of items required by our customer including hardware, technology platforms and related support. We also enter into licensing contracts which provide for revenue based on licensing fees and revenue sharing with our licensees.

As we expand, we expect a large portion of our revenue from our digital communication solutions to be derived from service-based contracts where we expect to recognize a significant portion of our contracts over time, as there is a continuous delivery of services to the customer over the contractual period of performance.  These contracts may or may not include fixed payments for services over time and/or commission-based fees.

Direct costs are expected to include materials, labor and overhead to be charged to work-in-progress (including our contracts-in-progress) inventory or cost of sales. Indirect costs relating to long-term contracts, are expected to include expenses such as general and administrative charges, and other costs will be charged to expense as incurred and will not be included in our work-in-process (including our contracts-in-progress) inventory or cost of sales. Total estimates are expected to be reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are made cumulative to the date of the change. Estimated losses on long-term contracts are recorded in the period in which the losses become evident.  If we do not accurately estimate the total sales, related costs and progress towards completion on our long-term contracts, the estimated gross margins may be significantly impacted, or losses may need to be recognized in future periods. Any such resulting changes in margins or contract losses could be material to our results of operations and financial condition.

In addition, certain of our contracts will include termination for convenience or non-performance clauses that provide the customer with the right to terminate the contract. Such terminations could impact the assumptions regarding total contract revenues and expenses utilized in recognizing profit under those contracts where we apply the percentage-of-completion method of accounting. Changes to these assumptions could materially impact our results of operations and financial condition. As we fully implement our business model, our inability to perform on our long-term contracts could materially impact our results of operations and financial condition.

Research and Development Costs

We charge research and development costs to operations as incurred in accordance with ASC 730-Research and Development, except in those cases in which such costs are reimbursable under customer funded contracts. These amounts are not reflected in the reported research and development expenses in each of the respective periods but are included in net sales with the related costs included in cost of sales in each of the respective periods.

Stock-Based Compensation

We account for stock-based transactions in which the Company receives services from employees, directors or others in exchange for equity instruments based on the fair value of the award at the grant date in accordance with ASC 718 – Compensation-Stock Compensation. Stock-based compensation cost for stock options or warrants is estimated at the grant date based on each instrument’s fair value as calculated by the Black-Scholes option pricing model. We recognize stock-based compensation cost as expense ratably on a straight-line basis over the requisite service period for the award.

Debt Issue Costs

The Company may pay debt issue costs in connection with raising funds through the issuance of debt whether convertible or not or with other consideration. These costs are recorded as debt discounts and are amortized over the life of the debt to the statement of operations as interest expense.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Original Issue Discount

If debt is issued with an original issue discount, the original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized over the life of the debt to the statement of operations as interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of December 31, 2020, and 2019, the Company had recorded within Convertible Notes, net of discount, the amount of $164,104 and $nil for the value of the stock settled debt for certain convertible notes (see Note 6).

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

The following table provides a summary of the fair value of the Company’s derivative liabilities as of December 31, 2020 and December 31, 2019:

	Fair value measurements on a recurring basis
	Level 1	Level 2	Level 3
As of December 31, 2020:
Liabilities
Derivative liabilities	$-	$-	$-

As of December 31, 2019:
Liabilities
Derivative liabilities	$-	$-	$154,847

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Income (Loss) Per Share

In accordance with ASC Topic 260 – Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon convertible notes, classes of shares with conversion features. The computation of basic loss per share for the years ended December 31, 2020 and December 31, 2019 excludes potentially dilutive securities of underlying share purchase warrants, convertible notes, stock options and preferred shares, because their inclusion would be antidilutive. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted.

The table below reflects the potentially dilutive securities at each reporting period which have been excluded from the computation of diluted net loss per share:

	December 31, 2020	December 31, 2019
Convertible Notes	256,410	403,450
Series A Preferred shares (convertible to common at a ratio of 10 common for each 1 preferred)	50,000,000	50,000,000
Total	50,256,410	50,403,450

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The update also provides for expanded disclosure requirements to increase transparency. For SEC filers, excluding smaller reporting companies, this update is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. For all other entities, this Update is effective for fiscal years beginning after December 15, 2023, including interim periods therein.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 3: RESTATEMENTS

Subsequent to the issuance of the original financial reports for the years ended December 31, 2020 and 2019, the Company became aware of a judgement granted in favor of a vendor of its 51% controlled subsidiary, Green Zebra, for certain equipment charges from fiscal 2017 in the cumulative amount of $73,440, including product/inventory costs, legal fees and interest.  The Company has restated its financial statements for the years ended December 31, 2020 and 2019 to reflect the addition of $69,890 to retained earnings as of January 1, 2019, with general and administrative charges of $9,835 and legal fees of $1,705 as of December 31, 2019.

The following tables summarize the effects of the adjustments described above.

Line items on the restated consolidated financial statement of balance sheets and restated consolidated statement of changes in shareholders’ equity:

	As at December 31, 2020	Adjustment		As at December 31, 2020	As at December 31, 2019	Adjustment		As at December 31, 2019
Accounts payable and accrued expenses	$161,333		$73,440	$234,773	$94,951		$73,440	$168,391
Total Current Liabilities	$1,722,530		$73,440	$1,795,970	$1,516,865		$73,440	$1,590,305
Total Liabilities	$1,811,980		$73,440	$1,885,420	$1,516,865		$73,440	$1,590,305
Accumulated deficit	$(6,023,468)	$		$(6,060,923)	$(1,273,524)	$		$(1,310,979)
Total GZ6G Technologies Corp shareholders’ deficit	$(809,859)		$(37,455)	$(847,314)	$(975,069)		$(37,455)	$(1,012,524)
Non-controlling interest	$(644,195)		$(35,985)	$(680,180)	$(469,299)		$(35,985)	$(505,284)
Total stockholders’ deficit	$(1,454,054)		$(73,440)	$(1,527,494)	$(1,444,368)		$(73,440)	$(1,517,808)

Line items on the restated consolidated statement of operations:

	For the year ended December 31, 2019	Adjustment	For the year ended December 31, 2019
General and administrative	$351,170	$9,835	$361,005
Professional fees	$53,490	$1,705	$55,195
Total operating expenses	$658,629	$11,540	$669,869
(Loss) from operations	$(647,125)	$(11,540)	$(658,665)
Net income (loss)	$(775,578)	$(11,540)	$(787,118)
Less: net income (loss) attributable to non-controlling interest	$(161,672)	$(5,654)	$(167,326)
Net income (loss) attributable to GZ6G Technologies Corp.	$(613,906)	$(5,886)	$(619,792)

Line items on the restated consolidated statement of cash flow:

	For the year ended December 31, 2019	Adjustment	For the year ended December 31, 2019
Loss attributable to GZ6G Technologies Corp	$(613,906)	$(5,886)	$(619,792)
Non-controlling interest	$(161,672)	$(5,654)	$(167,326)
Loss	$(775,578)	$(11,540)	$(787,118)
Increase (decrease) in accounts payable and accrued expenses	$(566)	$11,540	$10,974

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 4: PROPERTY AND EQUIPMENT

 Property and equipment, net consists of the following:

	December 31, 2020	December 31, 2019
Office equipment	$23,618	$18,628
Less: accumulated depreciation and amortization	(15,016)	(13,068)
Total property and equipment, net	$8,602	$5,560

Depreciation expense amounted to $1,948 and $3,269 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5: PREPAID EXPENSES

Prepaid expenses at December 31, 2020 and December 31, 2019 consist of the following:

	December 31, 2020	December 31, 2019
Reseller agreement	$11,267	$21,667
	$11,267	$21,667

On January 31, 2017, GZMC entered into a white label reseller agreement with Purple Wifi Limited, a company based in the UK that provides a hosted software solution as a Wifi hotspot platform for use on a company’s Wifi hardware and also provides customer analytics services and marketing opportunities along with ancillary support services. The reseller agreement has a term of three years. Under the terms of the agreement GZMC was required to pay a fee of $52,000 of which a total of $6,450 was unpaid and included in accounts payable as of December 31, 2020 and December 31, 2019. The total amount expended under the reseller agreement has been recorded as prepaid expenses on the Company’s Balance Sheets and is amortized over the term of the agreement on a five-year straight-line basis as part of general and administrative expense.

NOTE 6: OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Security deposits	$4,255	$11,653
Other deposits and receivables	1,258	1,258
	$5,513	$12,911

NOTE 7: DEBT

Secured Revolving Convertible Promissory Note and Securities Purchase Agreement

On July 19, 2019, the Company entered into a Securities Purchase Agreement with Diamondrock LLC (“Diamond”) whereby Diamond has agreed to advance up to $750,000 to the Company by way of a Secured Revolving Convertible Promissory Note with an initial cumulative funding of $169,450 (less an original issue discount (“OID”) of 10% totaling $16,945) to be drawn down in tranches at the election of the Company.   As of December 31, 2019, the Company had drawn down a total of $169,450 of which $16,945 represents the OID and $2,500 represents agreed debt issue costs, for total net proceeds to the Company of $150,005.  The Company is required under the terms of the agreement to repay the draw downs in four equal installments, plus accrued interest of 5% per annum, with the initial installment commencing 90 days after the first draw down under the agreement.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Secured Revolving Convertible Promissory Note and Securities Purchase Agreement (continued)

Further, the Company was required to pay a commitment fee in the amount of $112,500 on signing of the agreement by way of the initial issuance of a total of 100,000 shares.   Diamond may sell the commitment fee shares subject to applicable securities regulations and may request additional shares from the Company at a future date should the aggregate value of the shares when sold generate less than the agreed $112,500 commitment fee.

Under the terms of the convertible note, on or after maturity the note may converted to shares of common stock in whole or in part equal to 60% of the lowest of the Volume Weighted Average Price for each of the fifteen (15) days immediately preceding the date of the Notice of Conversion.  The convertible note qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The fair value of the $150,005 Notes was calculated using the Black-Scholes pricing model at $173,585, with the following assumptions: risk-free interest rate of 1.53% ~ 1.60%, expected life of 0.6 year, volatility of 175% ~ 292%, and expected dividend yield of zero.  Because the fair value of the note exceeded the net proceeds from the $150,005, a charge was recorded to “Financing cost” for the excess of the fair value of the note.

The Company issued 100,000 shares on August 26, 2019 to satisfy the commitment fee. The Company valued issuance at the closing price of the Company’s Common Stock as traded on the OTCMarkets on the date of issuance, and consequently recorded stock-based compensation of $110,000.

On August 26, 2020, a Revolving Secured Convertible Promissory Note Assignment and Purchase Agreement (the “Purchase Agreement”) was entered into between Diamond and Ilya Aharon (the “Buyer”). Under this Agreement, the Buyer acquired the Secured Revolving Convertible Promissory Note (“Diamond Note”) from Diamond for cash consideration of $147,000.  The Purchase Agreement assigned all obligations of the Company and the guarantor under the terms of the original Diamond Note to Buyer.

On September 5, 2020, the Board of Directors approved the issuance of a new Convertible Promissory Note (the “New Note”) to Buyer in the amount of $147,000 thereby terminating all obligations of the Company and guarantor under the Diamond Note. The note was unsecured and non-interest bearing.

Under the New Note the Company had the right to prepay all or any portion of the New Note at any time upon 30 days written notice to the debtholder, without penalty at the debtholder’s discretion. The debtholder has the right at any time with 3 days written notice to convert any part of the New Note into shares of the Company’s common stock at a conversion rate of a 40% discount to the lowest market price at the close of market during the 60 days immediately prior to the notice of conversion. The Company recorded $748,192 as liability on stock settled debt associated with this New Note and expensed $748,192 as amortization of debt discount in the period ended December 31, 2020.

On October 1, 2020, the Company received a Notice of Conversion in respect to the New Note and converted the full value of the debt ($147,000) into 3,500,001 shares.

Due to the variable conversion price associated with the Revolving Secured Convertible Promissory Note disclosed above, the Company has determined that the debt discount is a derivative liability for instruments which are convertible and have not yet been settled. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivatives on the date they are deemed to be derivative liabilities. The initial embedded derivative liability of $173,585 was recorded as a derivative liability on the consolidated balance sheet and is remeasured to fair value at each balance sheet date with a resulting non-cash gain or loss related to the change in the fair value being charged to earnings (loss).

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Secured Revolving Convertible Promissory Note and Securities Purchase Agreement (continued)

The carrying value of the Diamond Note and the New Note is as follows:

	December 31, 2020	December 31, 2019
Principal issued	$162,589	$169,450
Repayment	(8,607)	(6,861)
Accrued interest payable	4,270	-
Gain on extinguishment of note	(11,252)	-
Settled with shares	(147,000)	-
Amortization of debt discount	-	(55,812)
Total:	$-	$106,777

The interest expenses of these convertible notes are as follows:

	Year ended December 31,
	2020	2019
Interest expense on the convertible notes	$5,462	$3,341
Financing cost	-	23,580
Amortization of debt discount	804,005	113,637
Total:	$809,467	$140,558
The accrued interest payable is as follows:

Balance, December 31, 2019	$201
Interest expense on the convertible notes	5,462
Payment to interest	(1,393)
Debt Assignment and Purchase Agreement	(4,270)
Balance, December 31, 2020	$-

As a result of the application of ASC No. 815 in period ended December 31, 2020, December 31, 2019 and at the commitment date, the fair value of the debt discount associated with the convertible notes s is summarized as follows:

Balance at December 31, 2018	$-
Derivative associated with convertible notes	173,585
Derivative liability reclassified to additional paid in capital upon debt paid	(6,534)
(Gain) on change in fair value during the period	(12,204)
Balance at December 31, 2019	154,847
Derivative liability reclassified to additional paid in capital upon debt paid	(10,584)
Loss on change in fair value during the period	28,844
Gain on extinguishment	(173,107)
Balance at December 31, 2020	$-

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Secured Revolving Convertible Promissory Note and Securities Purchase Agreement (continued)

The loss on conversion as follow:

Principal	$147,000
Stock-settled liability	748,192
895,192
3,500,001 shares issued per notice of conversion	1,351,000
Loss on conversion	$455,808

SBA

On May 19, 2020, the Company received a long-term loan from U.S. Small Business Administration (SBA) in the amount of $44,000, upon the following conditions:

Payment: Installment payments, including principal and interest, of $215 monthly, will begin Twelve (12) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) years from the date of the promissory Note.

Interest: Interest will accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance.

Payment terms: Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal; each payment will be made when due even if at that time the full amount of the loan has not yet been advanced or the authorized amount of the Loan has been reduced.

During the period ended December 31, 2020, the Company accrued interest expenses of $1,022 in respect of this loan.

PPP funds

The Paycheck Protection Program (“PPP”) is a loan designed to provide a direct incentive for small businesses to keep their workers on the payroll. SBA will forgive loans if all employee retention criteria are met, and the funds are used for eligible expenses.

The loan may be forgiven in full if the funds are used for payroll costs, interest on mortgages, rent, and utilities (with at least 60% of the forgiven amount having been required to be used  for payroll). Additional terms include:

•	An interest rate of 1% per annum;
•	Loans issued prior to June 5, 2020 have a maturity of 2 years, with loans issued thereafter having a maturity of 5 years;
•	Loan payments are deferred for six months;
•	No collateral or personal guarantees are required; and,
•	Neither the government nor lenders will charge small businesses any fees.

On May 14, 2020, the Company received PPP proceeds of $45,450.

During the period ended December 31, 2020, the Company accrued interest expenses of $288 in respect of this loan.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Advances Payable allocated to Convertible Note

During the year ended December 31, 2019, the Company received $150,000 from an unrelated third party.  Proceeds were for shortfalls in operational expenses.  The advance was non-interest bearing, and there were no specific terms of repayment at that time. On December 21, 2020, the Lender and the Company agreed to allocate interest in the amount of 6% per annum and to accrue interest from the date the advance was first entered into.  At this time the Company executed a convertible promissory note with principal amount of $150,000. The note was due and payable on the one-year anniversary of the date of each advance and was convertible at a price of 15% of the market closing price 5 days prior to presentation of a notice of conversion. The Company recorded $35,185 as liability on stock settled debt associated with this convertible note. The Company recorded interest expenses of $13,558 during the year ended December 31, 2020.

On December 30, 2020, a Convertible Promissory Note Assignment and Purchase Agreement (the “Purchase Agreement”) was entered into between the note holder and a buyer (the “Buyer”). Under this Agreement, the Buyer acquired the Convertible Promissory Note for cash consideration of $163,558 from the holder.  The Purchase Agreement assigned all obligations of the Company and the guarantor under the terms of the original convertible note to the Buyer.

On December 20, 2020, the Board of Directors approved the issuance of a new Convertible Promissory Note to the Buyer in the amount of $163,558 thereby terminating all obligations of the Company and guarantor under the original convertible promissory note above. The note is unsecured and non-interest bearing.

Under the new Convertible Promissory Note the Company had the right to prepay all or any portion of the new convertible promissory note at any time upon 30 days written notice to the debtholder, without penalty at the debtholder’s discretion. The debtholder has the right at any time with 3 days written notice to convert any part of the New Note into shares of the Company’s common stock at a conversion rate of a 40% discount to the lowest market price at the close of market during the 120 days immediately prior to the notice of conversion. The Company recorded $3,111,366 as the liability on stock settled debt associated with this New Note.

On December 31, 2020, the Company received a Notice of Conversion in respect to the New Note and converted the full value of the debt $163,558 into 3,894,245 shares.

The carrying value of the Advance payable and the New Note is as follows:

	Convertible Note	Advances payable
Balance, December 31, 2018	$-	$-
Proceeds received	-	150,000
Balance, December 31, 2019	-	150,000
Debt Assignment and Purchase Agreement	150,000	(150,000)
Accrued interest expenses	13,558	-
Settled with common shares	(163,558)	-
Balance, December 31, 2020	$-	$-

The interest expenses of this convertible note above are as follows:

	Year ended December 31,
	2020	2019
Interest expense on the convertible notes	$13,558	$-
Amortization of debt discount	3,146,551	-
Total:	$3,160,609	$-

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Advances Payable allocated to Convertible Note (continued)

The loss on conversion as follow:

Principal	$163,558
Stock-settled liability	3,146,551
3,310,109
3,894,245 shares issued per notice of conversion	3,403,570
Loss on conversion	$93,461

Loan Treaty Agreement

On December 21, 2020, the Company entered into a Loan Treaty Agreement with a third party (“Treaty Agreement”) whereby the lender has agreed to provide a loan in the amount of up to $450,000 to the Company in $25,000 tranches, deposited weekly, which shall be memorialized by promissory notes in increments of $100,000. Each amount deposited shall have a term of 12 months for repayment, and shall bear an interest rate of 8% per annum. In addition, at the option of the Lender, each $25,000 loaned to the Company may be converted into common shares at a 25% discount to the market price at the close of business on November 23, 2020 ($0.26 x 75% = $0.195); or $0.195 per share. Each $25,000 may be converted at the one year anniversary of the date of the weekly deposit, unless the Company becomes a fully reporting company, at which time the holder may convert such debt to common shares in six months, or if the underlying shares are registered, conversion may occur upon Notice of Effect from the Securities and Exchange Commission.

During the fiscal year ended December 31, 2020, the Company received two weekly tranche deposits for an aggregate of  $50,000. The Company recorded $164,104 as the liability on stock settled debt associated with the tranches which amount is amortized over the terms of the notes.

The carrying value of tranches is as follows:

	December 31, 2020	December 31, 2019
Principal issued	$50,000	$-
Stock-settled liability	164,104	-
	214,104	-
Amortization of debt discount	(161,364)	-
	$52,740	$-

The interest expenses of traches are as follows:

	Year ended December 31,
	2020	2019
Interest expense on notes	$66	$-
Amortization of debt discount	2,740	-
Total:	$2,806	$-

The accrued interest payable is as follows:

Balance, December 31, 2019	$-
Interest expense on the convertible notes	66
Balance, December 31, 2020	$66

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 7: DEBT (continued)

Other Short-term loans

On January 5, 2018, GZMC entered into a loan agreement with National Funding Inc. whereby the Company acquired funding in the amount of $20,625.   The terms of the loan called for the Company to pay an origination fee of $412 and to repay $26,400 by way of 176 daily payments of $150.   As of December 31, 2020 and 2019, there was an outstanding amount of $3,768 due and payable on the loan, and the loan was in default at the year ended December 31, 2020.  This amount was retired in full subsequent to year end.

NOTE 8:  CUSTOMER DEPOSITS, CONTRACT RECEIVABLES AND CONTRACT LIABILITIES

The Company generates revenue from contracts which, among other services, provide wireless and digital promotion rights for certain events including WiFi media network advertising rights, and the development of smart venue wireless networks and software engagement technology products for airports, stadiums, campuses, cities and other venues in the United States and International markets. In general, our contracts require several months of implementation which is charged at a fixed rate, followed by monthly maintenance and management services, ad hoc fixed rate services, and a share in advertising revenue, when applicable.  As a result, the Company will accept deposits from customers, which deposits are applied as each stage of our implementation is complete or under the terms of the service contract.  Invoices issued to customers for the implementation phase of our contracts are due and payable when issued, however, as the associated scope of services have not yet been concluded, these invoices do not yet meet the revenue recognition criteria required to report these amounts as earned revenue (ref: Note 2 – Revenue Recognition).  As a result, deposits when received from customers are included as liabilities on our balance sheets.  The following table provides balances of customer receivables and contract liabilities as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Customer receivables (1)	$-	$-
Contract liabilities (Customer deposits) (2), (a), (b), (c)	$287,000	$90,000

(1)
While the Company has outstanding customer invoices for a total of $1,395,000 and $1,460,000 (net of customer deposits received of $155,000 and $90,000, respectively as at December 31, 2020 and December 31, 2019), these amounts are not yet earned under revenue recognition criteria provided by ASC 606 and therefore, they are not reflected as accounts receivable on the Company’s balance sheets.

(2)
Contract liabilities are consideration we have received from our customers billed in advance of providing goods or services promised in the future or for work in progress. We defer recognizing this consideration as revenue until we have satisfied the related performance obligation to the customer. Contract liabilities include installation and maintenance charges that are deferred and recognized when the installation is complete or with respect to deposits for maintenance, over the actual or expected contract term, which typically ranges from one to five years depending on the service. Contract liabilities may be included as customer deposits or deferred revenue in our consolidated balance sheets, based on the specifics of the contract.  As of December 31, 2020 and December 31, 2019 we have not yet recognized any revenue from customer deposits on hand. The Company and customer are currently in negotiations to determine the best way to proceed with the delayed implementation of these contracts.

Performance Obligations

As of December 31, 2020, our estimated revenue expected to be recognized in the future related to performance obligations associated with certain customer contracts that have been invoiced but remain unsatisfied (or partially satisfied) is approximately $1,550,000. While we had originally expected to recognize approximately 30% of this revenue through 2020, with the balance recognized thereafter, the impact of COVID-19 has had a significant impact on these contracts.  The Company is currently in negotiations to determine the best way to proceed with the delayed implementation of these contracts.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 8:  CUSTOMER DEPOSITS, CONTRACT RECEIVABLES AND CONTRACT LIABILITIES (continued)

(a) We executed a license agreement for the country of Spain in fiscal 2016 and the Company received an initial deposit of $25,000 against the total licensing fee payable.   This amount has been recorded on the Company’s balance sheets as deferred income.   While the Company and the customer attempted to negotiate an amendment to the terms of the agreement in late fiscal 2019, the onset of COVID-19 resulted in further delays which are ongoing.  As a result, the Company is currently in negotiation for a formal termination of the agreement with this customer.

(b) On July 11, 2019, GZMC entered into an Airport WiFi Sponsorship Marketing Agreement with a third party whereunder GZMC will secure long-term, exclusive and non-exclusive smart venues for WiFi marketing, digital marketing and data analytics for various brand sponsors at various airports across the United States. There were several venues anticipated under the terms of the agreement with installations commencing on various schedules. GZMC generated invoices for $100,000 for each of 13 venues, whereby $65,000 per venue is due on receipt of the invoice and the remaining $35,000 is due sixty days thereafter. As at December 31, 2020, the Company had received partial payments of $130,000 against the initial deposit required. Previously the Company expected revenue recognition under these contracts to commence in fiscal 2020, however, as a result of the impact of the COVID-19 pandemic, the project has been delayed indefinitely.    Funds originally provided for the implementation of this project are anticipated to be applied as a deposit on a project yet to be identified, or repaid.

(c) On October 6, 2020, the Company received a purchase order in the amount of $132,000 in regard to a Media Agreement described in Note 10 – Other Events. As the installation had not yet been fully performed under the purchase order as of December 31, 2020, $132,000 is reflected as Deferred Revenue on the balance sheet. The Company is currently completing the terms of the purchase order and expects to reflect this amount as revenue in fiscal 2021.

NOTE 9: RELATED PARTY TRANSACTIONS

Terrence Flowers –

As at December 31, 2019, a total of $11,110 was payable to Mr. Terrence Flowers, who ceased to be a shareholder, officer and director on July 9, 2018.  During the year ended December 31, 2020, the Company repaid $11,000 to Mr. Flowers leaving a balance due of $110 at December 31, 2020. The amount is reflected on the balance sheet in related party payables.

Coleman Smith and ELOC Holdings Corp.

On July 9, 2018, Mr. William Coleman Smith was appointed to the Board of Directors of the Company and as President, Secretary and Treasurer of the Company.  Subsequently, on July 10, 2018, the Company executed a consulting agreement with ELOC Holdings Corp. whereby ELOC will provide the services of Mr. Smith for a fee of $10,000 per month. ELOC Holdings, Corp is a company controlled by Mr. Smith.

On April 29, 2014, our 51% controlled subsidiary, GZMC, entered into a management and consulting agreement with Mr. Smith, the sole officer and director of GZMC whereunder GZMC was required to pay an annual salary of $120,000 to Mr. Smith.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp made short term loans with interest at 1.5% per month to the Company to pay various expenses.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp also advanced funds to the Company to pay various expenses.

As of December 31, 2020, Mr. Smith, ELOC Holdings Corp. and the Company agreed to retroactively allocate interest in the amount of 5% per annum to loans, advances, wages and management fees payable by each of GZMC and the Company from January 1, 2020 forward. The parties entered into a single consolidated promissory note for all amounts payable to each of ELOC and Smith, with a principal amount of $1,217,579 payable to ELOC and the Company recorded associated interest expenses of $22,629 for the fiscal year ended December 31, 2020.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 9: RELATED PARTY TRANSACTIONS (continued)

The following amounts were included in related party payables on our Balance Sheets:

	December 31, 2020	December 31, 2019
Coleman Smith, President	$-	$675,180
ELOC Holdings Corp.	-	230,232
Terrence Flowers	110	11,110
	$110	$916,522

The following amounts were included in debt to related party on our Balance Sheets:

Balance at December 31, 2019	$-
Payable to related parties – Smith prior to consolidated promissory note	796,987
Payable to related parties –ELOC prior to consolidated promissory note	397,963
1,194,950
Interest expenses during the period ended December 31, 2020	22,629
Balance at December 31, 2020, consolidated promissory note reflected as Debt, related party.	$1,217,579

NOTE 10: OTHER EVENTS

On September 14, 2020, GZMC entered into a WiFi Media Solution Agreement (the “Media Agreement”) with a city in Iowa in regard to a city owned location (“venue location”) whereby GZMC was granted rights to provide sponsorship advertising, performance marketing and professional services. Under the terms of the Media Agreement, GZMC must pay fees to the city commencing in 2021 at an annual rate of $94,000 per annum for a period of 5 years.   The parties will review the initial payment due in 2021 based on the utilization of the venue location due to COVID-19 restrictions.  GZMC is anticipating the start date for this project to be Summer 2021 based on acquiring the various bonds and licenses as may be required and completion of the required services and equipment under the terms of the agreement.

NOTE 11: COMMITMENTS

(1) The Company entered into an agreement with Industrious IRV (“Industrious”), 333 Michelson Drive, Suite 300, Irvine CA 92612 to license an office for operations of the Company commencing August 1, 2019 and terminating on July 31, 2020 at a monthly rental rate of $1,337 per month.  Industrious provides rental offices to various clients at the location.  The Company, under the terms of the lease agreement, agreed to pay for any office services offered by Industrious and used by the Company. Due to the COVID-19 epidemic, the Company was unable to utilize the office space, and on June 2, 2020, Industrious credited certain rental obligations, applied the security deposit against past due rent and wrote off the remaining balance.

(2) On August 10, 2019, the Company’s CEO, Mr. William Coleman Smith, entered into a lease agreement with IAC Apartment Development JV LLC to lease space at 861 Tularosa, Irvine, California for a one-year term at a rental rate of $3,455 per month, plus utilities, for the Company’s subsidiary, Green Zebra Media Corp.   Green Zebra will use the space for its operations. On April 1, 2020, the landlord and the Company agreed to a rental deferment agreement to defer the rental costs by 50% as a result of COVID-19.  The monthly rent commencing April 1, 2020 was $1,727 plus utilities. The rental deferment ended on June 1, 2020.   The original lease expired on August 9, 2020 and was renewed on expiry for another one-year term at a reduced rate of $3,350 per month.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 11: COMMITMENTS (continued)

(3) On September 16, 2019, the Company’s subsidiary, Green Zebra Media Corp. licensed a further office from Industrious for its operations at the monthly rate of $3,785 per month.   The license is cancellable at any time after November 30, 2019 on 60 days’ notice.  Due to the COVID-19 epidemic, the Company was unable to utilize the office space provided by Industrious, and on June 2, 2020, Industrious credited certain rental obligations, applied the security deposit against past due rent and wrote off the  balance owing.

(4) On April 2, 2019, a vendor of the Company, the “Plaintiff” filed a complaint against the Company’s 51% controlled subsidiary, Green Zebra, in the Superior Court of California, Orange County for unpaid  invoices related to services and products sold in fiscal 2017, including reasonable valuein the amount of $61,899.62. The Court approved a default judgement on  January 23, 2020 with respect to the aforementioned claim, including the following:

Damages	$61,899.62
Prejudgment interest at the annual rate of 10%	9,835.15
Attorneys fees	1,200
Other costs	505
$73,439.77

As of December 31, 2020, the Company was unaware of the judgement.  Subsequent to year end, the Plaintiff perfected the judgement and obtained a hold against a bank account controlled by Green Zebra in the approximate amount of $16,282.  The Company and the Plaintiff are currently in discussions regarding the claimed amount.

NOTE 12: CAPITAL STOCK

On October 4, 2018, the Company filed amended and restated articles of incorporation to increase the number of shares of Common Stock to 1,100,000,000 with a par value of $0.001 and to designate 10,000,000 shares of Series A Preferred Stock, par value $0.004 and 1 share of Series B Preferred Stock, par value $0.001.  The shares of Series A Preferred Stock are convertible into shares of Common Stock on the basis of 10 shares of Common Stock for every 1 share of Series A Preferred Stock and have voting rights of one vote for each share of Series A Preferred Stock held. The Series B Preferred Stock is not convertible but has voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting of the stockholders of the Company. Neither the Series A nor Series B Preferred Stockholders have any rights to dividends or proceeds of the assets of the Company upon any liquidation or winding up of the Company.

The Board of Directors approved a reverse stock split of the Company’s issued and outstanding common shares at a ratio of 200 to 1 on December 18, 2019. The par value of GZ6G common shares remained unchanged at $0.001 per share following the reverse share split. Concurrent with the reverse share split the Company determined to decrease the authorized number of shares of common stock from 1,100,000,000 to 500,000,000.

The number of authorized, issued and outstanding preferred stock was not affected by the reverse split.

During the year ended December 31, 2019, the Company issued 100,000 shares as a commitment fee totaling $110,000 pursuant to a Securities Purchase Agreement with Diamondrock LLC.  The Company valued the issuance at the closing price of the Company’s stock of $1.10 per share as reported on OTCmarkets on date of grant.

As described more fully above in Note 6, during the year ended December 31, 2020, the Company issued 7,394,246 shares of common stock in full satisfaction of certain convertible notes issued.

During the year ended December 31, 2020, the Company issued a total of 600,000 shares in respect to a private placement at $0.25 per share for total proceeds of $150,000. The $150,000 is reflected on the balance sheets of the Company as a Subscription Receivable, and was received in January 2021.

As of December 31, 2020, and December 31, 2019, there were 12,793,357, and 4,799,111 shares of common stock issued and outstanding.

 Series A Preferred Stock

The total number of Series A Preferred stock that may be issued by the Company is 10,000,000 shares with a par value of $0.004.

On November 19, 2018, the Company issued a total of 5,000,000 shares of Series A Preferred Stock to Coleman Smith, our sole director and officer, as partial consideration in exchange for 51% of the outstanding shares of GZMC.

On December 31, 2020 and December 31, 2019, there are a total of 5,000,000 shares of Series A Preferred Stock issued and outstanding.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

NOTE 12: CAPITAL STOCK (continued)

Series B Preferred Stock

The total number of Series B Preferred Stock that may be issued by the Company is 1 share with a par value of $0.001.

On December 31, 2020 and December 31, 2019, there is 1 share of Series B Preferred stock issued and outstanding.

NOTE 13: INCOME TAX

The income tax expense (benefit) at a federal rate of 21% and a state tax rate of 0% consisted of the following for the years ended December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Total current	$-	$-
Total deferred	-	-
	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax and state income tax provisions to the actual income tax benefit for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Expected benefit at federal statutory rate	$997,500	35,200
Change in valuation allowance	(997,500)	(35,200)
	$-	$-

The Company had deferred income tax assets as of December 31, 2020 and 2019 as follows:

	December 31, 2020		December 31, 2019
Loss carryforwards		$1,266,200	$268,700
Less - valuation allowance		(1,266,200)	(268,700)
Total net deferred tax assets	$		$-

The Company has several unfiled tax years since a change in control in fiscal 2018, and certain prior filed returns are also open for examination by the taxing authorities. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented above. The Company had no accruals for interest and penalties at either December 31, 2020 and 2019. The Company's utilization of any net operating loss carry-forward may be unlikely as a result of the change in control which occurred in fiscal 2018 and its change in business activities.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
NOTE 14: SUBSEQUENT EVENTS

Subsequent to December 31, 2020 the Company entered into an amendment to a Loan Treaty Agreement originally executed on December 21, 2020 (ref: Note 6).  Under the terms of the amendment the lender has agreed to fund an additional $1 million dollars over 90 business days in equal weekly tranches of $55,556. Each tranche may be converted under the same terms as the original loan treaty, or $0.195 per share, commencing the one year anniversary of the date of the weekly deposit, unless the Company becomes a fully reporting company, at which time the holder may convert such debt to common shares in six months, or if the underlying shares are registered, conversion may occur upon Notice of Effect from the Securities and Exchange Commission.

Subsequent to December 31, 2020 the Company and its sole officer and a member of the board of directors, William Coleman Smith, entered into a securities purchase agreement whereunder Mr. Smith sold an additional 9% interest in GZMC to the Company for consideration of 10 million unregistered, restricted shares of common stock. On the conclusion of the transaction, the Company controls 60% of GZMC.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events requiring disclosure.

GZ6G TECHNOLOGIES CORP.

 TABLE OF CONTENTS FOR UNAUDITED CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS
JUNE 30, 2021 and 2020

Page
Condensed Consolidated Balance Sheets	F-25

Condensed Consolidated Statements of Operations	F-26

Condensed Consolidated Statement of Changes in Stockholders' Deficit	F-27

Condensed Consolidated Statements of Cash Flows	F-28

Notes to Condensed Consolidated Financial Statements	F-29 to F-42

GZ6G TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2021	December 31, 2020

ASSETS
Current assets
Cash	$588,240	$180,544
Accounts receivable, net	2,000	2,000
Prepaid expenses	13,545	11,267
Subscription receivable	-	150,000
Other current assets	15,949	5,513
Total current assets	619,734	349,324

Property and equipment, net	99,758	8,602
Right to use assets	149,121	-
TOTAL ASSETS	$868,613	$357,926

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$244,400	$234,773
Related party payables	85,868	110
Deferred revenue	287,000	287,000
Short term loan	3,768	3,768
Current portion of long term debt	28,306	-
Debt, related party	1,094,099	1,217,579
Convertible notes, net of debt discount	2,837,033	52,740
Current portion, lease liability	102,606	-
Total current liabilities	4,683,080	1,795,970

Lease liability, net of current portion	46,645	-
Long term debt, net of current portion	61,144	89,450
Total liabilities	4,790,869	1,885,420

Stockholders' deficit
Series A Preferred stock, $0.004 par, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding	20,000	20,000
Series B Preferred stock, $0.001 par, 1 share authorized, 1 issued and outstanding	-	-
Common stock, $0.001 par, 500,000,000 shares authorized, 22,793,357 and 12,793,357 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	22,793	12,793
Additional paid-in capital	5,038,167	5,180,816
Accumulated deficit	(8,375,611)	(6,060,923)
Total GZ6G Technologies Corp stockholders’ deficit	(3,294,651)	(847,314)
Non-controlling interest	(627,605)	(680,180)
Total stockholders’ deficit	(3,922,256)	(1,527,494)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$868,613	$357,926

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GZ6G TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET REVENUES	$-	$46	$-	$8,792

OPERATING EXPENSES
Cost of revenue	-	4,204	-	69,198
Research and development expenses	2,600	2,600	5,200	5,200
Depreciation	1,603	487	2,189	974
General and administrative	183,388	28,336	252,012	96,943
General and administrative, related parties	90,000	60,000	150,000	120,000
Professional fees	13,100	14,110	55,256	19,499
Total operating expenses	290,691	109,737	464,657	311,814

(Loss) from operations	(290,691)	(109,691)	(464,657)	(303,022)

Other income (expense)
Interest expense	(1,626,026)	(5,589)	(1,930,105)	(60,723)
Change in fair value of derivative liability	-	(33,617)	-	(82,928)
Total other income (expense)	(1,626,026)	(39,206)	(1,930,105)	(143,561)

Net income (loss)	$(1,916,717)	$(148,897)	$(2,394,762)	$(446,673)

Less: net income (loss) attributable to Non-controlling interest	(38,055)	(31,559)	(80,074)	(98,705)
Net income (loss) attributable to GZ6G Technologies Corp.	$(1,878,662)	$(117,338)	$(2,314,688)	$(347,968)

Basic and diluted net loss per common share
	$(0.09)	$(0.02)	$(0.13)	$(0.07)
Weighted average shares, basic and diluted	21,914,237	4,799,111	17,378,993	4,799,111

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GZ6G TECHNOLOGIES CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
(Unaudited)

	Series A Preferred Stock			Series B Preferred Stock		Common Stock			Additional Paid-in	Accumulated	Non-controlling	Total Stockholders’
	Shares		Amount	Shares	Amount	Shares		Amount	Capital	Deficit	Interest	Deficit

Balance, December 31, 2019	5,000,000		$20,000	1	$-	4,799,111		$4,799	$273,656	$(1,310,979)	$(505,284)	$(1,517,808)
Derivative liability reclassified upon debt paid	-		-	-			-	-	10,584	-	-	10,584
Net income (loss)	-		-	-		-		-	-	(230,630)	(67,146)	(297,776)
Balance, March 31, 2020	5,000,000		20,000	1	-	4,799,111		4,799	284,240	(1,541,609)	(572,430)	(1,805,000)
Net income (loss)	-		-	-	-	-		-	-	(117,338)	(31,559)	(148,897)
Balance, June 30, 2020	5,000,000		$20,000	1	$-	4,799,111		$4,799	$284,240	$(1,658,947)	$(603,989)	$(1,953,897)

Balance December 31, 2020	5,000,000		$20,000	1	$-	12,793,357		12,793	5,180,816	(6,060,923)	(680,180)	(1,527,494)
Net income (loss)		-	-	-		-		-	-	(436,026)	(42,019)	(478,045)
Balance, March 31, 2021	5,000,000		20,000	1	-	12,793,357		12,793	5,180,816	(6,496,949)	(722,199)	(2,005,539)
Shares issued to acquire additional interest in subsidiary	-		-	-	-	10,000,000		10,000	(142,649)	-	132,649	-
Net income (loss)	-		-	-	-	-		-	-	(1,878,662)	(38,055)	(1,916,717)
Balance, June 30, 2021	5,000,000		$20,000	1	$-	12,793,357		$12,793	$5,038,167	$(8,375,611)	$(627,605)	$(3,922,256)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GZ6G TECHNOLOGIES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Loss attributable to GZ6G Technologies Corp	$(2,314,688)	$(347,968)
Non-controlling interest	(80,074)	(98,705)
Net loss	(2,394,762)	(446,673)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and issuance cost	1,884,293	55,812
Fair value adjustments to derivative liability	-	82,928
Amortization of right of use assets	130	-
Fixed assets reclassify to advertising expense	4,990	-
Depreciation and impairment	2,189	974
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(2,278)	5,200
(Increase) decrease in other current assets	(10,436)	7,398
Increase in accounts payable	9,627	53,539
Increase in related party payables	85,758	101,014
Increase in customer deposits	-	65,000
Net cash provided by (used in) operating activities	(420,489)	(74,808)

Cash Flows from Investing Activities:
Purchase of equipment	(98,335)	-
Net cash used in investing activities	(98,335)	-

Cash flows from financing activities:
Repayment of debt, related party	(123,480)	-
Proceeds from debt	-	89,450
Proceeds from convertible notes	900,000	-
Proceeds from subscription receivable	150,000	-
Repayment of convertible notes	-	(8,607)
Net cash provided by financing activities	926,520	80,843

Net increase (decrease) in cash	407,696	6,035
Cash-beginning of period	180,544	30,359
Cash-end of period	$588,240	$36,394

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$1,393
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-settled debt liability	$9,710,674	$-
Initial measurement of right to use assets and lease liability	$157,462	$-
-
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

GZ6G Technologies Corp. (formerly Green Zebra International Corp.)  (the “Company” or “GZ6G”) is a complete enterprise smart solutions provider for large venues and cities. Focused on acquiring smart city solutions, developing innovative products, and overseeing smart cities and smart venues, GZ6G also assists in modernizing clients with innovative wireless IoT technology for the emerging 5G and Wi-Fi 6 marketplaces. Target markets include stadiums, airports, universities, and smart city projects. The Company is organized under the laws of the State of Nevada and has offices in California and Nevada.

In November 2018, the Company changed its name from NanoSensors, Inc. to Green Zebra International Corp. following a merger with Green Zebra Media Corp., a Delaware corporation, under common control.

The Board of Directors approved a name change and a reverse stock split of the Company’s issued and outstanding common shares at a ratio of 200 to 1 on December 18, 2019. The accompanying financial statements, and all share and per share information contained herein has been retroactively restated to reflect the reverse stock split. On December 20, 2019, the Company changed its name from Green Zebra International Corp. to GZ6G Technologies Corp.

Going Concern

These unaudited consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2021, the Company had a working capital deficit of $4,063,346 with approximately $588,000 of cash on hand and an accumulated deficit of $8,375,611 . In December 2020, the Company signed a convertible promissory note with a third party to provide an aggregate amount of $450,000 in $25,000 increments weekly, which has been sufficient to meet our current operational needs to date. During the six months ended June 30, 2021, this note was amended to include an additional $1,000,000 in funding, payable over 90 business days commencing April 16, 2021, of which $500,000 has been received. The Company anticipates a need for a further $5,000,000 in fiscal 2021 to meet its upgraded infrastructure requirements and has filed a registration statement on Form S-1 to facilitate this requirement, which is currently pending notice of effect The continuation of the Company as a going concern is dependent upon the ability to raise additional equity and/or debt financing and the attainment of profitable operations from the Company's future business. If the Company is unable to obtain adequate capital as needed, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Covid-19 Pandemic: The recent COVID-19 pandemic could have a continuing adverse impact on our existing sponsorship and revenue agreements.  To date, the implementation of services under certain of these agreements have experienced delays as a result of the pandemic. COVID-19 has caused significant disruptions to the global financial markets, which may also impact our ability to raise additional capital. During March 2020, we gave notice of furlough to our administrative support employees in an effort to conserve resources as we evaluated our business development efforts during that period.  In April 2020, the Company received a grant of $6,000 and in May 2020 we received a PPP loan and an SBA loan in the approximate cumulative amount of $90,000 for operations. With the recently negotiated financing the Company is currently reopening offices and has commenced the hiring of additional staff as well as the upgrading of infrastructure requirements to meet anticipated customer needs.    While recent progress in the battle against COVID leads us to believe that the worst of the effects of the pandemic are past, we cannot say with certainty that the situation will not change.  The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, is highly uncertain and still subject to change. While significant uncertainty

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

Covid-19 Pandemic (continued)

remains, despite the fact that  the Company has been able to source financing, it remains that the COVID-19 outbreak may have a negative impact on continuing funding and its ability to work through its collaborative development efforts with industry partners, and in acquiring venues due to the continuing impact of COVID 19.To mitigate impact the Company is currently focusing its efforts on contracts in the wireless and cellular telecommunications segment, as well as the infrastructure components of its existing contracts to allow for continuity and forward momentum.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States ("GAAP"), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Consolidation

These condensed consolidated financial statements include the accounts of GZ6G Technology Corp.  and its 60% controlled subsidiary, Green Zebra Media Corp. (“GZMC’). as of June 30, 2021. All significant intercompany accounting transactions have been eliminated as a result of consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. The core principle of this standard is that a company should record revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Further under ASC 606, the Company recognizes revenue from licensing agreements and service-based contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

We earn revenue from both digital marketing and the sale of WiFi and communication solutions to customers around the world.  Revenue is earned from sales of our WiFi media platform and our WiFi monetization hardware (GZ Media hub) embedded with GZ software to create monetization and communication solutions for our customers. Our sales can consist of any one or a combination of items required by our customer including hardware, technology platforms and related support. We also enter into licensing contracts which provide for revenue based on licensing fees and revenue sharing with our licensees.

As we expand, we expect a large portion of our revenue from our digital communication solutions to be derived from service-based contracts where we expect to recognize a significant portion of our contracts over time, as there is a continuous delivery of services to the customer over the contractual period of performance.  These contracts may or may not include fixed payments for services over time and/or commission-based fees.

Direct costs are expected to include materials, labor and overhead to be charged to work-in-progress (including our contracts-in-progress) inventory or cost of sales. Indirect costs relating to long-term contracts, are expected to include expenses such as general and administrative charges, and other costs will be charged to expense as incurred and will not be included in our work-in-process (including our contracts-in-progress) inventory or cost of sales. Total estimates are expected to be reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are made cumulative to the date of the change. Estimated losses on long-term contracts are recorded in the period in which the losses become evident.  If we do not accurately estimate the total sales, related costs and progress towards completion on our long-term contracts, the estimated gross margins may be significantly impacted, or losses may need to be recognized in future periods. Any such resulting changes in margins or contract losses could be material to our results of operations and financial condition.

In addition, certain of our contracts will include termination for convenience or non-performance clauses that provide the customer with the right to terminate the contract. Such terminations could impact the assumptions regarding total contract revenues and expenses utilized in recognizing profit under those contracts where we apply the percentage-of-completion method of accounting. Changes to these assumptions could materially impact our results of operations and financial condition. As we fully implement our business model, our inability to perform on our long-term contracts could materially impact our results of operations and financial condition.

Research and Development Costs

We charge research and development costs to operations as incurred in accordance with ASC 730-Research and Development, except in those cases in which such costs are reimbursable under customer funded contracts. These amounts are not reflected in the reported research and development expenses in each of the respective periods but are included in net sales with the related costs included in cost of sales in each of the respective periods. During each of the six months ended June 30, 2021 and 2020 we expended $5,200 on research and development costs.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

We account for stock-based transactions in which the Company receives services from employees, non-employees, directors or others in exchange for equity instruments based on the fair value of the award at the grant date in accordance with ASC 718 – Compensation-Stock Compensation. Stock-based compensation cost for stock options or warrants is estimated at the grant date based on each instrument’s fair value as calculated by the Black-Scholes option pricing model. We recognize stock-based compensation cost as expense ratably on a straight-line basis over the requisite service period for the award.

Debt Issue Costs

The Company may pay debt issue costs in connection with raising funds through the issuance of debt whether convertible or not or with other consideration. These costs are recorded as debt discounts and are amortized over the life of the debt to the statement of operations as interest expense.

Original Issue Discount

If debt is issued with an original issue discount, the original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized over the life of the debt to the statement of operations as interest expense. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded in the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of June 30, 2021, and December 31, 2020, the Company had recorded within Convertible Notes, net of discount, the amount of $9,874,778 and $164,104 for the value of the stock settled debt for certain convertible notes (see Note 6).

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02 – Topic 842 Leases. ASU 2016-02 requires that most leases be recognized on the financial statements, specifically the recognition of right-to-use assets and related lease liabilities, and enhanced disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The standard requires using the modified retrospective transition method and the application of ASU 2016-02 either at (i) latter of the earliest comparative period presented in the financial statements or commencement date of the lease, or (ii) the beginning of the period of adoption. The Company has elected to apply the standard at the beginning period of adoption, July 1, 2019 which resulted in no cumulative adjustment to retained earnings. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 (codified as ASC 842). Specifically, under the amendments in ASU 2018-11: (i) Entities may elect not to recast the comparative periods presented when transitioning to ASC 842 (Issue 1), and (ii) Lessors may elect not to separate lease and non lease components when certain conditions are met (Issue 2).  The Company has elected to apply the short-term scope exception for leases with terms of 12 months or less at the inception of the lease and will continue to recognize rent expense on a straight-line basis.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

Income Taxes

The Company has adopted ASC Topic 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Income (Loss) Per Share

In accordance with ASC Topic 260 – Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon convertible notes, classes of shares with conversion features. The computation of basic loss per share for the six months ended June 30, 2021 and 2020 excludes potentially dilutive securities of underlying share purchase warrants, convertible notes, stock options and preferred shares, because their inclusion would be antidilutive. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share (continued)

The table below reflects the potentially dilutive securities at each reporting period which have been excluded from the computation of diluted net loss per share:

	June 30, 2021,	June 30, 2020
Convertible Notes	4,871,812	1,283,184
Series A Preferred shares (convertible to common at a ratio of 10 common for each 1 preferred)	50,000,000	50,000,000
Total	54,871,812	51,283,184

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The update also provides for expanded disclosure requirements to increase transparency. For SEC filers, excluding smaller reporting companies, this update is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. For all other entities, this Update is effective for fiscal years beginning after December 15, 2023, including interim periods therein.

NOTE 3 : PROPERTY AND EQUIPMENT

 Property and equipment, net consists of the following:

	June 20, 2021	December 31,2020
Office equipment	$78,283	$23,618
Software	38,680	-
Less: accumulated depreciation and amortization	(17,205)	(15,016)
Total property and equipment, net	$99,758	$8,602

Depreciation expense amounted to $1,603 and $487 for the three months ended June 30, 2021 and 2020, respectively.
Depreciation expense amounted to $2,189 and $974 for the six months ended June 30, 2021 and 2020, respectively.
During the six months ended June 30, 2021, the Company reclassified certain assets in the amount of $4,990 into advertising expense.

NOTE 4 : PREPAID EXPENSES

Prepaid expenses at June 30, 2021 and December 31, 2020 consist of the following:

	June 30, 2021	December 31, 2020
Reseller agreement	$6,067	$11,267
Other expenses	7,478	-
	$13,545	$11,267

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 4 : PREPAID EXPENSES (continued)

On January 31, 2017, GZMC entered into a white label reseller agreement with Purple Wifi Limited, a company based in the UK that provides a hosted software solution as a Wifi hotspot platform for use on a company’s Wifi hardware and also provides customer analytics services and marketing opportunities along with ancillary support services. The reseller agreement had an initial term of three years. Under the terms of the agreement GZMC was required to pay a fee of $52,000 of which a total of $6,450 was unpaid and is included in accounts payable as of June 30, 2021 and December 31, 2020. The total amount expended under the reseller agreement has been recorded as prepaid expenses on the Company’s Balance Sheets and is amortized over the term of the agreement on a five-year straight-line basis as part of general and administrative expense.

NOTE 5 : OTHER CURRENT ASSETS

Other current assets consist of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Security deposits	$14,691	$4,255
Other deposits and receivables	1,258	1,258
	$15,949	$5,513

NOTE 6 : DEBT

SBA

On May 19, 2020, the Company received a long-term loan from U.S. Small Business Administration (SBA) in the amount of $44,000, upon the following conditions:

Payment: Installment payments, including principal and interest, of $215 monthly, will begin twenty-four (24) months from the date of the promissory note. The balance of principal and interest will be payable Thirty (30) years from the date of the promissory note.

Interest: Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance.

Payment terms: Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal; each payment will be made when due even if at that time the full amount of the loan has not yet been advanced or the authorized amount of the Loan has been reduced.

As at June 30, 2021, the Company had accrued interest payable of $1,840 in respect of this loan. (December 31, 2020 - $1,022).

PPP funds

The Paycheck Protection Program (“PPP”) is a loan designed to provide a direct incentive for small businesses to keep their workers on the payroll. SBA will forgive loans if all employee retention criteria are met, and the funds are used for eligible expenses.

The loan may be forgiven in full if the funds are used for payroll costs, interest on mortgages, rent, and utilities (with at least 60% of the forgiven amount having been required to be used  for payroll). Additional terms include:

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 6 : DEBT (Continued)

PPP funds (continued)

•	An interest rate of 1% per annum;
•	Loans issued prior to June 5, 2020 have a maturity of 2 years, with loans issued thereafter having a maturity of 5 years;
•	Loan payments are deferred for six months;
•	No collateral or personal guarantees are required; and,
•	Neither the government nor lenders will charge small businesses any fees.

On May 14, 2020, the Company received PPP proceeds of $45,450.

As of June 30, 2021, the Company had accrued total interest payable of $513 in respect of this loan ($288 – December 31, 2020).  The Company has not commenced repayments under this PPP loan and is currently in the process of applying for forgiveness of the loan in full.  While the Company is applying for forgiveness of the loan in full the Company has estimated minimum forgiveness of 60% of the gross PPP proceeds and has included the remaining portion as “Current portion of long-term debt” in the current period.

A schedule of the total long-term debt is below:

	June 30, 2021	December 31, 2020

SBA Loan	$44,000	$44,000
PPP Loan	45,450	45,450
Total	89,450	89,450
Current portion	(28,306)	-
Debt, long term	$61,144	$89,450

Interest accrued, reflected as accounts payable	$2,353	$1,310

Under the terms of PPP loans the Company must commence payments within six months of the grant of the loan, or in this case, November 5, 2020.   The Company has not made any payments under the PPP loan and expects to have the results of its application for forgiveness during the third quarter of fiscal 2021.

Loan Treaty Agreement

On December 21, 2020, the Company entered into a Loan Treaty Agreement with a third party (“Treaty Agreement”) whereby the lender agreed to provide a loan in the amount of up to $450,000 to the Company in $25,000 tranches, deposited weekly, memorialized by promissory notes in increments of $100,000. Each amount deposited has a term of 12 months for repayment and shall bear an interest rate of 8% per annum. In addition, at the option of the Lender, each $25,000 loaned to the Company may be converted into common shares at a 25% discount to the market price at the close of business on November 23, 2020 ($0.26 x 75% = $0.195); or $0.195 per share. Each $25,000 may be converted at the one-year anniversary of the date of the weekly deposit, unless the Company becomes a fully reporting company, at which time the holder may convert such debt to common shares in six months, or if the underlying shares are registered, conversion may occur upon Notice of Effect from the Securities and Exchange Commission. On April 1, 2021, the Company entered into an amendment to a Loan Treaty Agreement originally executed on December 21, 2020.  On April 1, 2021, the Company entered into an amendment to the Treaty Agreement. Under the terms of the amendment the lender has agreed to fund an additional $1 million dollars over 90 business days in equal weekly tranches of $55,556. Each tranche may be converted under

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 6 : DEBT (Continued)

Loan Treaty Agreement (continued)

the same terms as the original loan treaty, or $0.195 per share, commencing the one year anniversary of the date of the weekly deposit, unless the Company becomes a fully reporting company, at which time the holder may convert such debt to common shares in six months, or if the underlying shares are registered, conversion may occur upon Notice of Effect from the Securities and Exchange Commission. On April 21, 2021, the Company entered to a further amendment agreement whereby the payment schedule as amended as follows:  April 23, 2021 - $250,000; June 4, 2021 - $250,000; July 16, 2021 - $250,000; and August 27, 2021 - $250,000.

During the fiscal year ended December 31, 2020, the Company received weekly tranche deposits for an aggregate of $50,000. The Company recorded $164,104 as the liability on stock settled debt associated with the tranches which amount is amortized over the terms of the notes.

During the six months ended June 30, 2021, the Company received weekly tranche deposits for an aggregate of $900,000. The Company recorded $9,710,674 as the liability on stock settled debt associated with the tranches which amount is amortized over the terms of the notes.

The carrying value of tranches is as follows:

	June 30, 2021	December 31, 2020
Principal issued	$950,000	$50,000
Stock-settled liability	9,874,778	164,104
	10,824,778	214,104
Unamortized debt discount	(7,987,745)	(161,364)
	$2,837,033	$52,740

The interest expenses of traches are as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest expense on notes	$12,960	$-	$16,394	$-
Amortization of debt discount	1,599,476	-	1,884,293	-
Total:	$1,612,436	$-	$1,900,687	$-

The accrued interest payable is as follows:

Balance, December 31, 2020	$66
Interest expense on the convertible notes	16,394
Balance, June 30, 2021	$16,460

Other Short-term loans

On January 5, 2018, GZMC entered into a loan agreement with National Funding Inc. whereby the Company acquired funding in the amount of $20,625.   The terms of the loan called for the Company to pay an origination fee of $412 and to repay $26,400 by way of 176 daily payments of $150.   As of June 30, 2021 and December 31, 2020, there was an outstanding amount of $3,768 due and payable on the loan, and the loan was in default at the year ended December 31, 2020 and remains in default.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 7 :  CUSTOMER DEPOSITS, CONTRACT RECEIVABLES AND CONTRACT LIABILITIES

The Company generates revenue from contracts which, among other services, provide wireless and digital promotion rights for certain events including WiFi media network advertising rights, and the development of smart venue wireless networks and software engagement technology products for airports, stadiums, campuses, cities and other venues in the United States and International markets. In general, our contracts require several months of implementation which is charged at a fixed rate, followed by monthly maintenance and management services, ad hoc fixed rate services, and a share in advertising revenue, when applicable.  As a result, the Company will accept deposits from customers, which deposits are applied as each stage of our implementation is complete or under the terms of the service contract.  Invoices issued to customers for the implementation phase of our contracts are due and payable when issued, however, as the associated scope of services have not yet been concluded, these invoices do not yet meet the revenue recognition criteria required to report these amounts as earned revenue (ref: Note 2 – Revenue Recognition).  As a result, deposits when received from customers are included as liabilities on our balance sheets.

The following table provides balances of customer receivables and contract liabilities as of June 30, 2021 and December 31, 2020:
	June 30, 2021	December 31, 2020
Customer receivables (1)	$-	$-
Contract liabilities (Customer deposits) (2), (a), (b), (c)	$287,000	$287,000

(1)
While the Company has outstanding customer invoices for a total of $1,395,000 and $1,460,000 (net of customer deposits received of $155,000 and $90,000, respectively as at June 30, 2021 and December 31, 2020), these amounts are not yet earned under revenue recognition criteria provided by ASC 606 and therefore, they are not reflected as accounts receivable on the Company’s balance sheets.

(2)
Contract liabilities are consideration we have received from our customers billed in advance of providing goods or services promised in the future or for work in progress. We defer recognizing this consideration as revenue until we have satisfied the related performance obligation to the customer. Contract liabilities include installation and maintenance charges that are deferred and recognized when the installation is complete or with respect to deposits for maintenance, over the actual or expected contract term, which typically ranges from one to five years depending on the service. Contract liabilities may be included as customer deposits or deferred revenue in our consolidated balance sheets, based on the specifics of the contract.  As of June 30, 2021 and December 31, 2020, we have not yet recognized any revenue from customer deposits on hand. The Company and customer are currently in negotiations to determine the best way to proceed with the delayed implementation of these contracts.

Performance Obligations

As of June 30, 2021, our estimated revenue expected to be recognized in the future related to performance obligations associated with certain customer contracts that have been invoiced but remain unsatisfied (or partially satisfied) is approximately $1,550,000. While we had originally expected to recognize approximately 30% of this revenue through 2020, with the balance recognized thereafter, the impact of COVID-19 has had a significant impact on these contracts.  The Company is currently in negotiations to determine the best way to proceed with the delayed implementation of these contracts, or their termination.

(a)  We executed a license agreement for the country of Spain in fiscal 2016 and the Company received an initial deposit of $25,000 against the total licensing fee payable.   This amount has been recorded on the Company’s balance sheets as deferred income.   While the Company and the customer attempted to negotiate an amendment to the terms of the agreement in late fiscal 2019, the onset of COVID-19 resulted in further delays which are ongoing.  As a result, the Company is currently in negotiation for a formal termination of the agreement with this customer.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 7 :  CUSTOMER DEPOSITS, CONTRACT RECEIVABLES AND CONTRACT LIABILITIES (continued)

Performance Obligations (continued)

(b)  On July 11, 2019, GZMC entered into an Airport WiFi Sponsorship Marketing Agreement with a third party whereunder GZMC will secure long-term, exclusive and non-exclusive smart venues for WiFi marketing, digital marketing and data analytics for various brand sponsors at various airports across the United States. There were several venues anticipated under the terms of the agreement with installations commencing on various schedules. GZMC generated invoices for $100,000 for each of 13 venues, whereby $65,000 per venue is due on receipt of the invoice and the remaining $35,000 is due sixty days thereafter. As at December 31, 2020, the Company had received partial payments of $130,000 against the initial deposit required. Previously the Company expected revenue recognition under these contracts to commence in fiscal 2020, however, as a result of the impact of the COVID-19 pandemic, the project has been delayed indefinitely.    Funds originally provided for the implementation of this project are anticipated to be applied as a deposit on a project yet to be identified or otherwise, repaid.

(c)  On October 6, 2020, the Company received a purchase order in the amount of $132,000 in regard to a Media Agreement described in Note 10 – Other Events. As the installation had not yet been fully performed under the purchase order as of June 30, 2021, $132,000 is reflected as Deferred Revenue on the balance sheet. The Company is currently completing the terms of the purchase order and expects to reflect this amount as revenue in fiscal 2021.

NOTE 8 : RELATED PARTY TRANSACTIONS

Terrence Flowers

On December 31, 2019, a total of $11,110 was payable to Mr. Terrence Flowers, who ceased to be a shareholder, officer and director on July 9, 2018.  During the year ended December 31, 2020, the Company repaid $11,000 to Mr. Flowers leaving a balance due of $110 at December 31, 2020. The Company did not make any further payments and the amount due to Mr. Flowers as at June 30, 2021 is $110.  The amount is reflected on the balance sheet in related party payables.

Coleman Smith and ELOC Holdings Corp.

On July 9, 2018, Mr. William Coleman Smith was appointed to the Board of Directors of the Company and as President, Secretary and Treasurer of the Company.  Subsequently, on July 10, 2018, the Company executed a consulting agreement with ELOC Holdings Corp. whereby ELOC will provide the services of Mr. Smith for a fee of $10,000 per month. ELOC Holdings, Corp is a company controlled by Mr. Smith.

On April 29, 2014, our controlled subsidiary, GZMC, entered into a management and consulting agreement with Mr. Smith, the sole officer and director of GZMC whereunder GZMC was required to pay an annual salary of $120,000 to Mr. Smith.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp made short term loans with interest at 1.5% per month to the Company to pay various expenses.

During the year ended December 31, 2020, Mr. Smith and ELOC Holdings Corp also advanced funds to the Company to pay various expenses.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 8 : RELATED PARTY TRANSACTIONS (continued)

Coleman Smith and ELOC Holdings Corp. (continued)

As of December 31, 2020, Mr. Smith, ELOC Holdings Corp. and the Company agreed to retroactively allocate interest in the amount of 5% per annum to loans, advances, wages and management fees payable by each of GZMC and the Company from January 1, 2020 forward. The parties entered into a single consolidated promissory note for all amounts payable to each of ELOC and Smith, with a principal amount of $1,217,579 payable to ELOC.

The Company recorded associated interest expenses of $13,066 and $176 for the three months ended June 30, 2021 and 2020, respectively. The Company recorded associated interest expenses of $28,374 and $227 for the six months ended June 30, 2021 and 2020, respectively.

During the six months ended June 30, 2021, the Company paid a total of $151,854 to ELOC  to pay down the principal balance on the loan.

The following amounts were included in debt to related party on our Balance Sheets:

Balance at December 31, 2020, Debt, related party	$1,217,579
Payments on loan	(151,854)
Accrued interest payable	28,374
Balance at June 30, 2021, Debt, related party.	$1,094,099

During the three months ended June 30, 2021, the Company accrued $30,000 in management fees due to ELOC and paid management fees to Coleman Smith of $60,000. During the six months ended June 30, 2021, the Company accrued $60,000 in management fees to ELOC and paid management fees to Coleman Smith of $90,000.   Further, Mr. Smith received payments for expenses and invoiced the Company for expenses paid on behalf of the Company leaving a net amount due for expenses of $25,758.

The following amounts were included in related party payables on our Balance Sheets:
	June 30, 2021	December 31, 2020
Coleman Smith, President	$25,758	$-
ELOC Holdings Corp.	60,000	-
Terrence Flowers	110	110
	$85,868	$110

Securities Purchase Agreement – William Coleman Smith

On April 8, 2021, the Company and William Coleman Smith, officer and director entered into a securities purchase agreement whereunder Mr. Smith sold an additional 9% interest in GZMC to the Company for consideration of 10 million unregistered, restricted shares of common stock. On the conclusion of the transaction, the Company controlled  60% of GZMC.

NOTE 9 : COMMITMENTS

(1)
On April 2, 2019, a vendor of the Company, the “Plaintiff” filed a complaint against the Company’s 60% controlled subsidiary, Green Zebra, in the Superior Court of California, Orange County for unpaid invoices related to services and products sold in fiscal 2017, including reasonable value in the amount of $61,899.62. The Court approved a default judgement on January 23, 2020 with respect to the aforementioned claim, including the following:

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 9 : COMMITMENTS

(1)	(cont’d)

Damages	$61,890
Prejudgment interest at the annual rate of 10%	9,835
Attorney fees	1,200
Other costs	505
Total judgement value	$73,440

As of December 31, 2020 and March 31, 2021, the Company was unaware of the judgement.  In April 2021, the Plaintiff perfected the judgement and obtained a hold against a bank account controlled by Green Zebra in the approximate amount of $16,282, which amount was subsequenlty released to the Plaintiff and has been recorded subsequent to the reporting period as a reduction to the balance owing to the Plaintiff.  The Company and the Plaintiff are currently in discussions regarding the claimed amount.

(2)
On August 10, 2019, the Company’s CEO, Mr. William Coleman Smith, entered into a lease agreement with IAC Apartment Development JV LLC to lease space at 861 Tularosa, Irvine, California for a one-year term at a rental rate of $3,455 per month, plus utilities, for the Company’s subsidiary, Green Zebra Media Corp.   Green Zebra will use the space for its operations. On April 1, 2020, the landlord and the Company agreed to a rental deferment agreement to defer the rental costs by 50% as a result of COVID-19.  The monthly rent commencing April 1, 2020 was $1,727 plus utilities. The rental deferment ended on June 1, 2020.   The original lease expired on August 9, 2020 and was renewed on expiry for another one-year term at a reduced rate of $3,350 per month. The Company has elected to apply the short-term scope exception for leases with terms of 12 months or less at the inception of the lease and will continue to recognize rent expense on a straight-line basis

(3)
On September 14, 2020, GZMC entered into a WiFi Media Solution Agreement (the “Media Agreement”) with a city in Iowa in regard to a city owned location (“venue location”) whereby GZMC was granted rights to provide sponsorship advertising, performance marketing and professional services. Under the terms of the Media Agreement, GZMC must pay fees to the city commencing in 2021 at an annual rate of $94,000 per annum for a period of 5 years.   The parties will review the initial payment due in 2021 based on the utilization of the venue location due to COVID-19 restrictions.  GZMC is anticipating the start date for this project to occur before close of fiscal 2021 based on acquiring the various bonds and licenses as may be required and completion of the required services and equipment under the terms of the agreement.

(4)
On May 19, 2021, the Company signed an 18-month lease for office premises in California located at 1 Technology Drive, Bldg B, Irvine, CA 92618, Suite no. B123 occupying approximately 6,498 square feet of usable space.  The terms of the lease provide for basic monthly rent in the first year of approximately $9,097 per month, and $9,487 for each of the remaining six months. In addition, the tenant is responsible for their share of operating expenses, utilities and services. As a result of the adoption ASU No. 2016-02 – Topic 842 Leases, the Company recognized a lease liability and right-to-use asset of approximately $157,462, which represented the present value of the remaining minimum lease payments using an estimated incremental borrowing rate of 6.75% on June 1, 2021. Total future payments are $156,992 and imputed interest is $7,741, leaving lease liabilities is $149,251 as at June 30, 2021.

(5)
On April 25, 2021, the Company entered into an Equity Purchase Agreement with World Amber Corp., whereby the Company agreed to sell to World Amber Corp up to 16,666,667 shares of the Company’s common stock for a maximum commitment amount of $5,000,000 at $0.30 per share. The Company has submitted a registration statement on Form S-1 to the Securities and Exchange Commission in order facilitate this funding agreement.

GZ6G TECHNOLOGIES CORP.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021 AND 2020

NOTE 10 : CAPITAL STOCK

The Company has authorized 500,000,000 common shares with a par value of $0.001, 10,000,000 shares of Series A Preferred Stock, par value $0.004 and 1 share of Series B Preferred Stock, par value $0.001.  The shares of Series A Preferred Stock are convertible into shares of Common Stock on the basis of 10 shares of Common Stock for every 1 share of Series A Preferred Stock and have voting rights of one vote for each share of Series A Preferred Stock held. The Series B Preferred Stock is not convertible but has voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting of the stockholders of the Company. Neither the Series A nor Series B Preferred Stockholders have any rights to dividends or proceeds of the assets of the Company upon any liquidation or winding up of the Company.

On April 8, 2021, the Company and William Coleman Smith, officer and director entered into a securities purchase agreement whereunder Mr. Smith sold an additional 9% interest in GZMC to the Company for consideration of 10 million unregistered, restricted shares of common stock. On the conclusion of the transaction, the Company controls 60% of GZMC. The transaction occurred between parties under common control and the value of the shares was recorded at par value or $0.001 per share, in addition as a result of the change in ownership percentage to account for the additional 9% interest the Company recorded a reduction to additional paid in capital of $142,649 as of the acquisition date.

As of June 30, 2021 and December 31, 2020, there were 22,793,357 and 12,793,357 shares of common stock issued and outstanding, respectively.

Series A Preferred Stock

The total number of Series A Preferred stock that may be issued by the Company is 10,000,000 shares with a par value of $0.004.

On June 30, 2021 and December 31, 2020, there are a total of 5,000,000 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

The total number of Series B Preferred Stock that may be issued by the Company is 1 share with a par value of $0.001.

On June 30, 2021 and December 31, 2020, there is 1 share of Series B Preferred stock issued and outstanding.

NOTE 11 : SUBSEQUENT EVENTS

On August 6, 2021 Mr. William Ray Procniak and Mr. Brian Scott Hale were appointed to the Company's board of directors and concurrently the Company formed an audit committee, which each of  Mr. Hale and Mr. Procniak joined, serving as independent board members.  Concurrently the Company completed an application for uplist to the OTCQB and submitted the required disclosure through OTCMarkets. The Company expects the uplist to occur prior to August 31, 2021.

On August 16, 2021 the Company renewed a lease for approximately 5,000 square feet of office space at 861 Tularosa, Irvine, California for a one-year term at a rental rate of $3,620 per month, plus utilities, for the Company’s subsidiary, Green Zebra Media Corp.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events requiring disclosure.

LEGAL PROCEEDINGS

   On April 2, 2019, a vendor of the Company, the “Plaintiff” filed a complaint against the Company’s 60% controlled subsidiary, Green Zebra, in the Superior Court of California, Orange County for unpaid  invoices related to services and products sold in fiscal 2017, including reasonable valuein the amount of $61,899.62. The Court approved a default judgement on  January 23, 2020 with respect to the aforementioned claim, including the following:

Damages	$61,899.62
Prejudgment interest at the annual rate of 10%	9,835.15
Attorney fees	1,200
Other costs	505
$73,439.77

As of December 31, 2020 and March 31, 2021, the Company was unaware of the judgement.  Subsequent to March 31, 2021, the Plaintiff perfected the judgement and obtained a hold against a bank account controlled by Green Zebra in the approximate amount of $16,282.  The Company and the Plaintiff are currently in discussions regarding the claimed amount.

Other than as set out above, we know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) located at 1438 N Highway 89, Suite 120, Farmington, Utah 84025, phone (801) 447-9572, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements.

Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada Revised Statutes for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated hereunder, with respect to the Common Stock offered hereby. Their prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of their Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of their prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the forecasted expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission*.

Securities and Exchange Commission Registration Fee	$622
Audit Fees and Expenses	$25,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registrar Fees and Expenses	$5,000
Edgar Filing Fees	$7,500
Miscellaneous Expenses	$16,878
Total	$80,000
*Estimates only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Certificate of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Certificate of Incorporation does not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Certificate of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. Their right of indemnification under the Certificate is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Certificate of Incorporation of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Certificate of Incorporation of the Company provides that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

EXHIBITS

The following is a list of exhibits filed as part of their Registration Statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of their Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of their Registration Statement.

3.1*	Articles of Incorporation, as amended
3.2*	Certificate of Amendment to Articles of Incorporation, as amended
3.3*	Amended Bylaws
3.4*	Certificate of Amendment to Articles of Incorporation, amended and restated articles
3.5*	Certificate of Amendment to Articles of Incorporation
3.6*	Certificate of Amendment to Articles of Incorporation
3.7*	Certificate of Amendment to Articles of Incorporation
3.8*	Certificate of Amendment to Articles of Incorporation
4.3*	Certificate of Designation of Series A Preferred Stock
4.4*	Certificate of Designation of Special 2018 Series B Preferred Stock
5.1*	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered
10.1*	Management Agreement between Green Zebra Media Corp. and William Coleman Smith
10.2*	Management Agreement between the Company and ELOC Holdings Corp.
10.3*	Stock Purchase Agreement between the Company, Green Zebra Media Corp. and William Coleman Smith dated April 8, 2021
10.4*	Loan Treaty Agreement between the Company and eSilkroad Network Limited
10.5*	Amendment to Loan Treaty Agreement between Esilkroad Network Limited and the Company dated April 6, 2021
10.6*	Form of Convertible Promissory Note, Loan Treaty
10.7*	Equity Purchase Agreement between the Company and World Amber Corp. dated April 25, 2021
23.1+	Auditor Consent
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5)

+Filed herewith
*Previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to their Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.  To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.  To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.   For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to their Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, California on this 8th day of September , 2021.

GZ6G Technologies Corp.

By:	/s/William Coleman Smith
Name:	William Coleman Smith
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/William Coleman Smith	Chief Executive Officer	September 8 , 2021
William Coleman Smith

/s/William Coleman Smith	Chief Financial Officer (Principal Financial and Accounting Officer	September 8 , 2021
William Coleman Smith

/s/William Coleman Smith	Director	September 8 , 2021
William Coleman Smith

/s/Brian Scott Hale	Director	September 8 , 2021
Brian Scott Hale

/s/William Ray Procniak	Director	September 8 , 2021
William Ray Procniak